Exhibit 10.28

EXECUTION VERSION
Portions of this exhibit marked [*] are requested to be treated confidentially.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of August 2, 2012 (the “Restatement Date”) by and among MIDCAP FUNDING III, LLC, a Delaware limited liability company, with an office located at 7255 Woodmont Avenue, Suite 200, Bethesda, Maryland 20814 (“MidCap”), as administrative agent (“Agent”), the Lenders listed on Schedule 1 hereto and otherwise party hereto from time to time (each a “Lender”, and collectively the “Lenders”), and FURIEX PHARMACEUTICALS, INC., a Delaware corporation, APBI HOLDINGS, LLC, a North Carolina limited liability company, DEVELOPMENT PARTNERS, LLC, a Delaware limited liability company, and GENUPRO, INC., a North Carolina corporation (either individually or collectively as the context may require, the “Borrower”), provides the terms on which Lenders agree to lend to Borrower and Borrower shall repay Lenders.

RECITALS

MidCap, the Borrower and the Lenders party thereto (the “Existing Lenders”) are party to that certain Loan and Security Agreement, dated as of August 18, 2011 (the “Original Closing Date”) by and among MidCap, as Agent (the “Existing Agent”), Borrower and the Existing Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Loan Agreement”) and the Existing Agent, the Borrower and the Existing Lenders wish to amend and restate the Existing Loan Agreement in its entirety with this Agreement, it being their intention that this Amended and Restated Loan Agreement and the execution and the delivery of the promissory notes and other documents or agreements executed in connection herewith shall not be a novation of the ‘Term Loan’ or ‘Term Loans’ (as such terms are defined in the Existing Loan Agreement and as used herein, collectively, the “Existing Term Loan”) and ‘Obligations’ (as defined in the Existing Loan Agreement and as used herein, including, without limitation, the Existing Term Loan, collectively, the “Existing Obligations”) of the Borrower or any Loan Party pursuant to the Existing Loan Agreement and the ‘Loan Documents’ (as such terms are defined in the Existing Loan Agreement and as used herein, the “Existing Loan Documents”), but shall merely restate and, where applicable, amend or modify the terms of such Existing Obligations, so that the Obligations (as hereinafter defined) represent, among other things, the amendment, restatement, renewal, extension and modification of the Existing Obligations and the Loan Documents (as hereinafter defined) shall restructure, restate, renew, extend, amend and modify the Existing Loan Agreement and the other Existing Loan Documents executed in connection therewith.

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

1.           ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP.  Calculations and determinations must be made in accordance with GAAP.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 14.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2.           LOAN AND TERMS OF PAYMENT

2.1          Promise to Pay. Borrower hereby unconditionally promises to pay to each Lender in accordance with its respective Pro Rata Share, the outstanding principal amount of all Credit Extensions made by the Lenders, and accrued and unpaid interest thereon, and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2           Term Loans.

(a)           Availability.  Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make a  term loan to Borrower in an aggregate amount up to FORTY MILLION AND NO/100 Dollars ($40,000,000.00) according to each Lender’s Term Loan Commitment as set forth on Schedule 1 hereto (the “Term Loan”), which shall be funded as follows: (i) $30,000,000 of the Term Loan shall be funded on the Restatement Date and shall be comprised of (A) $7,500,000 from Silicon Valley Bank (representing all of its Term Loan Commitment as of the Restatement Date), (B) $10,000,000 from MidCap Funding III, LLC (representing all of its Term Loan Commitment as of the Restatement Date) and (C) $12,500,000 from Midcap Funding RE Holdings, LLC (representing a portion of its Term Loan Commitment as of the Restatement Date) (the “Initial Funding”) and (ii) $10,000,000 of the Term Loan shall be funded on August 20, 2012 by Midcap Funding RE Holdings, LLC (representing the remaining portion of its Term Loan Commitment) (such August 20, 2012 funding, the “Subsequent Funding”). For the avoidance of doubt, the Initial Funding and the Subsequent Funding shall constitute one Term Loan.  After repayment, the Term Loan may not be re-borrowed.  As of the Restatement Date, $9,729,729.72 of the Existing Term Loan outstanding under the Existing Loan Agreement shall constitute part of the Term Loan funded pursuant to the Initial Funding under this Agreement and shall constitute a portion of the Obligations.  On the Restatement Date, the Existing Term Loan shall be deemed assigned by the Existing Lenders to the Lenders hereunder as of the Restatement Date in accordance with each Lender's Pro Rata Share and in accordance with (i) Term Loan Commitment allocations as set forth on Schedule 1 hereto and (ii) Section 12.15.

(b)              Interest Payments and Repayment.  Commencing on the first (1st) Payment Date following the Restatement Date and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make monthly payments of interest to each Lender in accordance with its respective Pro Rata Share, in arrears, and calculated as set forth in Section 2.3.  Commencing on the Amortization Date, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make consecutive monthly payments of principal to each Lender in accordance with its respective Pro Rata Share, as calculated by Agent based upon: (i) the amount of such Lender’s Term Loans, (ii) the effective rate of interest, as determined in Section 2.3, and (iii) a straight-line amortization schedule for each Credit Extension beginning on the Amortization Date and ending on the Maturity Date.  All unpaid principal and accrued interest with respect to the Term Loans is due and payable in full on the Maturity Date.  The Term Loans may be prepaid only in accordance with Sections 2.2(c) and 2.2(d).

(c)              Mandatory Prepayments.   If the Term Loan is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loan and all other Obligations, and all accrued and unpaid interest thereon, plus (ii) the Final Payment, plus (iii) the Prepayment Fee, plus (iv) all other sums that shall have become due and payable, including Lenders’ Expenses.

(d)            Permitted Prepayment of Loans.   Borrower shall have the option to prepay all, but not less than all, of the Term Loan advanced by the Lenders under this Agreement; provided, however, that Borrower (i) provides written notice to Agent of its election to prepay the Term Loan at least ten (10) days prior to such prepayment, and (ii) pays to each Lender in accordance with its respective Pro Rata Share, on the date of such prepayment, an amount equal to the sum of: (A) all outstanding principal of the Term Loan and all other Obligations, and all accrued interest thereon, plus (B) the Final Payment, plus (C) the Prepayment Fee, plus (D) all other sums that shall have become due and payable, including Lenders’ Expenses.

2.3           Payment of Interest on the Credit Extensions.

(a)           Computation of Interest.  Interest on the Credit Extensions and all fees payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues.  In computing interest on any Credit Extension, the date of the making of such Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

(b)           Interest Rate Determination.  Subject to the provisions of Section 2.3(c) below, the Term Loan shall bear interest at a fixed rate on the outstanding principal amount thereof from the Funding Date for the Term Loan until paid in full at a rate per annum equal to ten percent (10%).

(c)           Default Rate. Upon the occurrence and during the continuance of an Event of Default, at the election of the Agent or Required Lenders, Obligations shall bear interest at a rate per annum that is four percent (4.0%) above the rate that is otherwise applicable thereto (the “Default Rate”).  Any such election to apply the Default Rate by Agent or Required Lenders may, in Agent’s or Required Lenders’ sole discretion, become effective retroactively as of the date of such Event of Default having occurred.  Payment or acceptance of the increased interest rate provided in this Section 2.3(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or Lenders.

(d)           Debit of Accounts.  Any Lender may debit any of Borrower’s Deposit Accounts, including the Designated Deposit Account, for principal and interest payments when due or any other amounts Borrower owes the Lenders under the Loan Documents when due.  These debits shall not constitute a set-off.

(e)           Payments.  Payments of principal and/or interest received after 12:00 Noon Eastern Time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid.  All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.  All payments required under this Agreement are to be made directly to Agent unless otherwise directed by Agent in writing.

(f)           Maximum Lawful Rate.  In no event shall the interest charged hereunder, with respect to the Term Loan and corresponding promissory notes (if any) or any other obligations of Borrower under any of the Loan Documents exceed the maximum amount permitted under the Laws of the State of Maryland.  Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any promissory note or other Loan Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.  In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received, had the interest been calculated for the full term hereof at the Maximum Lawful Rate.  If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, then such excess amount shall be applied to the reduction of the principal balance of such Lender’s Term Loan or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower.  In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

2.4           Fees and Expenses.  Borrower shall pay the following fees and expenses:

(a)           Fees under Fee Letter.  The fees payable by Borrower pursuant to the Fee Letter to the persons identified therein;

(b)           Final Payment.  The Final Payment, when due under Section 2.2(c) or 2.2(d), or otherwise on the Maturity Date, to each Lender, in accordance with its respective Pro Rata Share;

(c)           Prepayment Fee.  The Prepayment Fee, if and when due under Section 2.2(c) or 2.2(d), to each Lender, in accordance with its respective Pro Rata Share immediately prior to application of the corresponding prepayment; and

(d)           Lenders’ Expenses.  All of Lenders’ Expenses incurred through and after the Restatement Date, when due (and in the absence of any other due date specified herein, such Lenders’ Expenses shall be due upon demand).

2.5           Additional Costs.  If any new Law or regulation increases a Lender’s costs or reduces its income for the Term Loan, Borrower shall pay the increase in cost or reduction in income or additional expense; provided, however, that Borrower shall not be liable for any amount attributable to any period before one hundred eighty (180) days prior to the date such Lender notifies Borrower of such increased costs.  Each Lender agrees that it shall allocate any increased costs among its customers similarly affected in good faith and in a manner consistent with such Lender’s customary practice.

2.6           Payments and Taxes.  Any and all payments made by Borrower under this Agreement or any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority (including any interest, additions to tax or penalties applicable thereto) other than any taxes imposed on or measured by any Lender’s overall net income and franchise taxes imposed on it (in lieu of net income taxes), by a jurisdiction (or any political subdivision thereof) as a result of any Lender being organized or resident, conducting business (other than a business deemed to arise from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, or otherwise with respect to, this Agreement or any other Loan Document) or having its principal office in such jurisdiction (“Indemnified Taxes”).  If any Indemnified Taxes shall be required by Law to be withheld or deducted from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender, (a) an additional amount shall be payable as may be necessary so that, after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section) such Lender receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (b) Borrower shall make such withholdings or deductions, (c) Borrower shall pay the full amount withheld or deducted to the relevant taxing authority or other authority in accordance with applicable Law, and (d) Borrower shall deliver to such Lender evidence of such payment.  Borrower’s obligation hereunder shall survive the termination of this Agreement.

2.7           Secured Promissory Notes. The Term Loan shall be evidenced by one or more Secured Promissory Note(s) in substantially the form attached as Exhibit D hereto (or an amended and restated version thereto in form and substance satisfactory to Agent) (each a “Secured Promissory Note”), and shall be repayable as set forth herein.  Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of the Term Loan or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment.  The outstanding amount of the Term Loan set forth on such Lender’s Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower hereunder or under any Secured Promissory Note to make payments of principal of or interest on any Secured Promissory Note when due.  Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

3.           CONDITIONS OF LOANS

3.1           Conditions Precedent to the Making of the Initial Funding.  Each Lender’s obligation to fund its Term Loan Commitment is subject to the condition precedent that Agent shall consent to or shall have received, in form and substance satisfactory to Agent and Lenders, such documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate, including, without limitation:

(a)           duly executed original signatures to this Agreement, the Global Reaffirmation Agreement, the Fee Letter and the other Loan Documents to which Borrower is a party;

(b)           duly executed original Secured Promissory Notes in favor of each Lender with a face amount equal to such Lender’s Term Loan Commitment;

(c)           the formation documents of Borrower certified by the Secretary of State of the state of organization of Borrower as of a date no earlier than thirty (30) days prior to the Restatement Date;

(d)           good standing certificates dated as of a date no earlier than thirty (30) days prior to the Restatement Date from each Borrower’s state of organization and each state in which the nature of Borrower’s business requires it to be qualified to transact business;

(e)           a duly executed original Secretary’s Certificate dated as of the Restatement Date which includes copies of the completed Borrowing Resolutions for Borrower;

(f)           certified copies, dated as of a recent date, of financing statement searches, as Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the funding of the Term Loan, will be terminated or released;

(g)           a legal opinion of Borrower’s counsel dated as of the Restatement Date together with the duly executed original signatures thereto;

(h)           evidence satisfactory to Agent that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Agent, for the ratable benefit of Lenders;

(i)           payment of the fees due and owing under the Fee Letter and the Lenders’ Expenses described in Section 2.4(d);

(j)           timely receipt by the Agent of an executed disbursement letter;

(k)           the representations and warranties in Section 5 shall be true, correct and complete in all respects on the Restatement Date; provided, however, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the making of the Term Loan.  The making of the Term Loan shall constitute Borrower’s representation, warranty and confirmation that the conditions set forth in this clause (m) have been satisfied; and;

(l)           in such Lender’s sole discretion, there has not been any Material Adverse Change or any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Agent.

3.2          Conditions to Subsequent Funding.  Midcap Funding RE Holdings, LLC’s (or its assignee’s) obligation to make the Subsequent Funding is subject to the following conditions:

(a)           The Initial Funding conditions shall have been satisfied and the Initial Funding shall have been made;

(b)           the representations and warranties in Section 5 shall be true, correct and complete in all material respects on the Restatement Date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the making of the Subsequent Funding.  The making of the Subsequent Funding shall constitute Borrower’s representation, warranty and confirmation that the conditions set forth in this clause (b) have been satisfied; and

(c)           in such Lender’s sole discretion, there has not been any Material Adverse Change or any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Agent.

3.3          Covenant to Deliver. Borrower agrees to deliver to Agent each item required to be delivered to Agent under this Agreement as a condition precedent to any Credit Extension.  Borrower expressly agrees that a Credit Extension made prior to the receipt by Agent of any such item shall not constitute a waiver by the Lenders of Borrower’s obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in Agent’s sole discretion.

4.           CREATION OF SECURITY INTEREST

4.1          Grant of Security Interest.  Borrower hereby grants to Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that may have priority by operation of applicable Law.  If Borrower shall acquire a commercial tort claim (as defined in the Code), Borrower shall promptly notify Agent in a writing signed by Borrower of the general details thereof (and further details as may be reasonably required by Agent) and grant to Agent, for the ratable benefit of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent.

4.2          Authorization to File Financing Statements.  Borrower hereby authorizes Agent to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Agent’s and each Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral not permitted hereunder, by either Borrower or any other Person, shall be deemed to violate the rights of Agent and the Lenders under the Code.

5.           REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows at all times unless expressly provided below:

5.1          Due Organization, Authorization: Power and Authority.

(a)           Borrower and each of its Subsidiaries are duly existing and in good standing, as Registered Organizations in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their business or their ownership of property requires that they be qualified except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Change.  Borrower represents and warrants that (i) Borrower’s exact legal name is that indicated on Schedule 5.1 and on the signature page hereof; (ii) Borrower is an organization of the type and is organized in the jurisdiction set forth on Schedule 5.1; (iii) Schedule 5.1 accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (iv) Schedule 5.1 accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); and (v) Borrower has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction.  Further, in connection with the Existing Loan Agreement, Borrower delivered to Agent a completed Perfection Certificate signed by Borrower (the “Perfection Certificate”).  All information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete as of the Restatement Date other than with respect to changes that are reflected in the Schedules attached to this Agreement (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Restatement Date, to the extent permitted by one or more specific provisions in this Agreement).

(b)           The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s Operating Documents; (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law; (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected; (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect); or (v) constitute an event of default under any material agreement by which Borrower or any of its Subsidiaries or their respective properties is bound.  Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Change.

5.2          Collateral.

(a)           Collateral Accounts.  Borrower has good title to, has rights in, and has the power to grant a security interest in and transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens, except Permitted Liens.  Borrower has no Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts with the banks and/or financial institutions listed on Schedule 5.2(a), for which Borrower has given Agent notice and taken such actions as are necessary to grant to Agent, for the ratable benefit of Lenders, a perfected security interest therein.

(b)           Accounts.  The Accounts are bona fide, existing obligations of the Account Debtors.

(c)           Inventory.  All Sale Inventory is in all material respects of good and marketable quality, free from material defects.  All Development Inventory manufactured for use in and/or used in clinical trials has been synthesized in accordance with current ‘Good Manufacturing Practices’ making it suitable for use in humans.

(d)           Intellectual Property and License Agreements.  A list of all of Borrower’s copyrights, copyright applications, trademarks, trademark applications, patents and patent applications (“Subject Intellectual Property”) and all license agreements (including all in-bound license agreements, but excluding over-the-counter software that is commercially available to the public) is set forth on Schedule 5.2(d), which indicates, for each item of property: (i) the name of Borrower owning such Subject Intellectual Property or licensee to such license agreement; (ii) Borrower’s identifier for such property (i.e., name of patent, license, etc.), (iii) whether such property is Subject Intellectual Property (or application therefor) owned by Borrower or is property to which Borrower has rights pursuant to a license agreement, and (iv) the expiration date of such Subject Intellectual Property or license agreement.  In the case of any license agreement, Schedule 5.2(d) further indicates, for each: (A) the name and address of the licensor, (B) the name and date of the license agreement pursuant to which Intellectual Property is licensed, (C) whether or not such license agreement grants an exclusive license to Borrower, and (D) whether there are any restrictions in such license agreement as to the ability of Borrower to grant a security interest in and/or to transfer any of  its rights as a licensee under such license agreement.  Except as noted on Schedule 5.2(d), Borrower is the sole owner of its Subject Intellectual Property, except for non-exclusive licenses granted to its customers in the Ordinary Course of Business.  Each Patent is properly filed and maintained, no part of the Subject Intellectual Property has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower’s knowledge (x) no claim has been made that any part of the Subject Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to result in a Material Adverse Change and (y) each Patent is valid and enforceable.

(e)           Location of Collateral.  On the Restatement Date, the Collateral, exclusive of Development Inventory, is located at the address(es) identified on Schedule 5.2(e), and is not in the possession of any third party bailee (such as a warehouse) except as disclosed Schedule 5.2(e), and as of the Restatement Date, no such third party bailee possesses components of the Collateral, exclusive of Development Inventory, in excess of [*] Dollars ($[*]) or which constitutes Borrowers’ Books.  None of the components of the Collateral, other than Development Inventory, shall be maintained at locations other than as disclosed Schedule 5.2(e) on the Restatement Date or as permitted pursuant to Section 7.2.  In the event that Borrower, after the Restatement Date, intends to store or otherwise deliver any portion of the Collateral, other than Development Inventory, to a bailee in excess of [*] Dollars ($[*]) or which constitutes Borrowers’ Books, then Borrower will first receive the written consent of Agent and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Agent in its sole discretion.  Without limiting the foregoing, in the event that (x) PPD is in default under its lease for the premises located at 3900 Paramount Parkway, Suite 150, Morrisville, North Carolina 27560 or (y) such lease is terminated and Borrower enters into a new or separate lease with the owner of such premises or if the owner confirms Borrower’s sublease shall remain in effect, then in either case of (x) or (y), upon the request of Agent, Borrower shall obtain an Access Agreement executed by such owner and by Borrower in favor of Agent.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

5.3           Litigation.  Except for routine proceedings (which shall not include any enforcement action or other adverse proceedings) with the FDA or other similar regulatory agencies, or as otherwise disclosed on Schedule 5.3 hereto, there are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than [*] Dollars ($[*]).

5.4           No Material Deterioration in Financial Condition; Financial Statements.  All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Agent fairly present, in conformity with GAAP, in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations; provided, however, the interim financial statements of Borrower lack footnotes and are subject to year-end audit adjustments, all in accordance with GAAP .  There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements and projections submitted to Agent.

5.5           Solvency.  The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities.  After giving effect to the transactions described in this Agreement, (a) Borrower is not left with unreasonably small capital in relation to its business as presently conducted, and (b) Borrower is able to pay its debts (including trade debts) as they mature.

5.6           Regulatory Compliance.

(a)         Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company”, as each term is defined and used in the Public Utility Holding Company Act of 2005.  Borrower has not violated any Laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change.  None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable Laws.  Borrower has obtained all Required Permits, or has contracted with third parties holding Required Permits, necessary for compliance with all Laws and all such Required Permits are current.  Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

(b)         None of the Borrower, its Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person.  Neither Borrower nor, to the knowledge of Borrower, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

5.7           Subsidiaries; Investments.  Borrower does not own any stock, partnership interest or other equity securities, except for Permitted Investments.

5.8           Tax Returns and Payments; Pension Contributions.  Borrower has timely filed all required tax returns and reports, and Borrower and its Subsidiaries have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower, except that Borrower may defer payment of any contested taxes so long as Borrower (a) in good faith contests its obligation to pay such taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”.  Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower.  Borrower has paid all amounts required to fund all of its present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.9            Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements, and not for personal, family, household or agricultural purposes.

5.10          Full Disclosure.  No written representation, warranty or other statement of Borrower in any certificate or written statement given to Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.11          Regulatory Developments.

(a)           All Products and all Required Permits are listed on Schedule 5.11 (as updated from time to time pursuant to Section 6.2(e)), and Borrower has delivered to Agent a copy of all Required Permits as of the date hereof and to the extent requested by Agent pursuant to Section 6.2(e).

(b)           Without limiting the generality of Section 5.6 above, with respect to any Development Compound or Sale Compound of Borrower,  Borrower has received and such Product is the subject of, all Required Permits needed in connection with the testing and/or manufacture, as applicable, with respect to such Product as such testing is currently being conducted by or on behalf of Borrower with respect to Development Compounds or Sale Compounds, and Borrower has not received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of (i) Borrower’s manufacturing facilities and processes for any Sale Compound which have disclosed any material deficiencies or violations of Laws and/or the Required Permits related to the manufacture of such Sale Compound, or (ii) any such Required Permit or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the testing of such Development Compound or manufacturing of such Sale Compound by Borrower should cease.

(c)         Without limiting the generality of Section 5.6 above, with respect to any Sale Compound that may be marketed or sold by Borrower, Borrower has received, and such Sale Compound is the subject of, all Required Permits needed in connection with the marketing and sales of such Sale Compound that may be marketed or sold by Borrower, and Borrower has not received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of any such Required Permit or approval or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Sale Compound cease or that such Sale Compound be withdrawn from the marketplace.

(d)         Without limiting the generality of Section 5.6 above, there have been no serious adverse clinical test results related to the safety or efficacy of Development Compounds resulting in the termination of all clinical studies for such Development Compound or recalls of Sale Compounds (whether voluntary or involuntary), in each case which have resulted in or could reasonably be expected to result in a Material Adverse Change.

(e)         Borrower has not experienced any material failures in its manufacturing of any Sale Compound such that the amount of such Sale Compound successfully manufactured by Borrower in accordance with all specifications thereof and the required payments related thereto in any month shall decrease significantly with respect to the quantities of such Sale Compound produced in the prior month, which such decrease has resulted in or could reasonably be expected to result in a Material Adverse Change.

6.           AFFIRMATIVE COVENANTS

Borrower covenants and agrees to do all of the following:

6.1          Organization and Existence; Government Compliance.

(a)           Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to result in a Material Adverse Change.  Borrower shall comply, and have each Subsidiary comply, with all Laws, ordinances and regulations to which it is subject, the noncompliance with which could reasonably be expected to result in a Material Adverse Change.

(b)           Obtain and keep in full force and effect, all of the Governmental Approvals, if any, necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Agent for the ratable benefit of the Lenders, in all of the Collateral.  Borrower shall promptly provide copies of any such obtained Governmental Approvals to Agent.

(c)           In connection with the testing of each Development Compound or the manufacture, marketing or sale of each and any Sale Compound by Borrower, Borrower shall comply fully and completely in all respects with all Required Permits at all times issued by any Governmental Authority the noncompliance with which could reasonably be expected to result in a Material Adverse Change, specifically including the FDA, with respect to such testing of any Development Compound or such manufacture, marketing or sales of any Sale Compound by Borrower as such activities are at any such time being conducted by Borrower.

6.2          Financial Statements, Reports, Certificates.

(a)           Deliver to Agent: (i) as soon as available, but no later than forty-five (45) days after the last day of each month, a company prepared consolidated balance sheet, income statement and cash flow statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form reasonably acceptable to Agent; (ii) as soon as available, but no later than one hundred fifty (150) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Agent in its reasonable discretion; (iii) as soon as available after approval thereof by Borrower’s Board of Directors, but no later than ninety (90) days after the last day of Borrower’s fiscal year, Borrower’s financial projections for the current fiscal year as approved by Borrower’s Board of Directors, which shall reflect financial projections on no less than a quarterly basis; (iv) other than with respect to reports made available in accordance with clause (v), below, within five (5) days of delivery, copies of all statements, reports and notices made available to all of Borrower’s security holders; (v) so long as Borrower is subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet; (vi) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could be reasonably expected to result in damages or costs to Borrower or any of its Subsidiaries of [*] Dollars ($[*]) or more or could result in a Material Adverse Change; and (vii) budgets, sales projections, operating plans and other financial information reasonably requested by Agent.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

(b)           Within forty-five (45) days after the last day of each month, deliver to Agent with the monthly financial statements described above, a duly completed Compliance Certificate signed by a Responsible Officer.

(c)           Keep proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities.  Borrower shall allow, at the sole cost of Borrower, Agent and Lenders to visit and inspect (such visit or inspection to be during normal business hours so long as no Default or Event of Default exists) any of its properties, to examine and make abstracts or copies from any of Borrower’s books and records, to conduct a collateral audit and analysis of its operations and the Collateral to verify the amount and age of the Accounts, the identity and credit of the respective Account Debtors, to review the billing practices of Borrower and to discuss its respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired.  Notwithstanding the foregoing, such audits shall be conducted at Borrower’s expense no more often than once every twelve (12) months unless a Default or Event of Default has occurred and is continuing.

(d)           Within thirty (30) days of (i) acquiring and/or obtaining any new Subject Intellectual Property, or (ii) enters into or becomes bound by any additional license agreement (other than products that are commercially available to the public), or upon any material change in Borrower’s existing Subject Intellectual Property, deliver to Agent an updated Schedule 5.2(d) reflecting same.  Borrower shall use its commercially reasonable efforts to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all licenses or agreements to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by Law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (y) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Loan Documents.

(e)           If, after the Restatement Date, Borrower determines to manufacture, sell or market any new Sale Compound, Borrower shall give prior written notice to Agent of such determination (which shall include a brief description of such Sale Compound, plus a list of all Required Permits relating to such new Sale Compound  (and a copy of such Required Permits if requested by Agent), along with a copy of an updated Schedule 5.11; provided, however, that if Borrower shall at any time obtain any new or additional Required Permits from the FDA, DEA, or parallel state or local authorities, or foreign counterparts of the FDA, DEA, or parallel state or local authorities, with respect to any Product which has previously been disclosed to Agent, Borrower shall promptly give written notice to Agent of such new or additional Required Permits (along with a copy thereof if requested by Agent).

6.3             Inventory; Returns.  Keep all Sale Inventory in good and marketable condition, free from material defects and keep all Development Inventory manufactured for use in and/or used in clinical trials synthesized in accordance with current ‘Good Manufacturing Practices’ and suitable for use in humans.  Returns and allowances between Borrower and its Account Debtors shall follow such customary practices as may be established by Borrower and consistent with industry practice if it engages in the sale of Sale Inventory. Borrower must promptly notify Agent of all returns, recoveries, disputes and claims with respect to Sale Inventory that involve more than [*] Dollars ($[*]).

6.4          Taxes; Pensions.  Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely file, all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and shall deliver to Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

6.5          Insurance.  Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Agent may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Agent.  All property policies shall have a lender’s loss payable endorsement showing Agent as lender loss payee and waive subrogation against Agent, and all liability policies shall show, or have endorsements showing, Agent, as an additional insured.  All policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Agent at least thirty (30) days notice before canceling, amending, or declining to renew its policy.  At Agent’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments.  Proceeds payable under any policy shall, at Agent’s option, be payable to Agent on behalf of the Lenders on account of the Obligations.  If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent deems prudent.

6.6         Operating Accounts.

(a)             Except for those Collateral Accounts listed on Schedule 5.2(a), maintain all of its, and all of its Subsidiaries’, operating and other Deposit Accounts, Securities Accounts, Investment Accounts and Commodity Accounts with Silicon Valley Bank or its affiliates, as applicable, which operating and other Deposit Accounts, Securities Accounts, Investment Accounts and Commodity Accounts with Silicon Valley Bank or its affiliates shall contain no less than fifty percent (50%) of Borrower’s total cash and Cash Equivalents.

(b)            Provide Agent five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution.  In addition, for each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without prior written consent of Agent.  The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Agent by Borrower as such.

6.7        Protection of Intellectual Property Rights.  Borrower shall own, or be licensed to use or otherwise have the right to use, all Material Intellectual Property.  All Subject Intellectual Property of Borrower is and shall be protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, all in a manner consistent with industry standards for similar businesses except where the failure to do so would not reasonably be expected to result in a Material Adverse Change.  Borrower shall not become a party to, nor become bound by, any material license or similar agreement with respect to which Borrower is the licensee thereunder that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s rights under such license agreement.  Borrower shall at all times conduct its business without knowingly committing infringement of any Intellectual Property rights of others.  Borrower shall, to the extent it determines, in the exercise of its reasonable business judgment, that it is prudent to do the following: (a) protect, defend and maintain the validity and enforceability of its Intellectual Property; (b) promptly advise Agent in writing of material infringements of its Intellectual Property; and (c) not allow any Material Intellectual Property to be abandoned, forfeited or dedicated to the public without Agent’s prior written consent.  If Borrower (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or servicemark, then Borrower shall concurrently provide written notice thereof to Agent in accordance with Section 6.2(d) and concurrently with such notice, shall provide to Agent copies of all applications that it filed for patents or for the registration of trademarks, servicemarks, copyrights or mask works.

6.8        Litigation Cooperation.  From the date hereof and continuing through the termination of this Agreement, make available to Agent, without expense to Agent, Borrower and its officers, employees and agents and Borrower’s Books, to the extent that Agent may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent with respect to any Collateral or relating to Borrower.

6.9        Notices of Litigation and Default.  Borrower will give prompt written notice to Agent of any litigation or governmental proceedings pending or threatened (in writing) against Borrower which would reasonably be expected to result in a Material Adverse Change.  Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Borrower shall give written notice to Agent of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

6.10      Creation/Acquisition of Subsidiaries.  In the event Borrower or any Subsidiary creates or acquires any Subsidiary, Borrower and such Subsidiary shall promptly notify Agent of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Agent to cause each such domestic Subsidiary to become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Loan Documents and, in each case,  grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower shall grant and pledge to Agent, for the ratable benefit of the Lenders, a perfected security interest in the stock, units or other evidence of ownership of each Subsidiary.

6.11      Financial Covenant.  Borrower shall maintain at all times unrestricted cash and unrestricted Cash Equivalents on hand in Collateral Accounts maintained at Silicon Valley Bank or its affiliates and subject to a Control Agreement of not less than (a) $7,500,000 through and including the second anniversary of the Restatement Date, (b) $5,000,000 through and including the third anniversary of the Restatement Date and (c) $2,500,000 thereafter.

6.12      Nesina Royalties.  Borrower shall at all times maintain the right to receive (a) royalty payments of at least [*] percent ([*]%) of the Nesina Japan Sales and (b) all such other royalty and milestone payments (other than as described in clause (a) of this Section 6.12) under and pursuant to the Nesina License Agreement as in effect on the Restatement Date without giving effect to any future amendments, restatements, supplements or other modifications thereto.

6.13      Further Assurances.

(a)            Execute any further instruments and take further action as Agent reasonably requests to perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

(b)           Deliver to Agent, within five (5) days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Borrower’s business or otherwise result in a Material Adverse Change.

6.14     Post-Closing Obligations.  Borrowers shall complete each of the post closing obligations and/or deliver to Agent each of the documents, instruments, agreements and information listed on Schedule 6.14 attached hereto, on or before the date set forth for each such item thereon, each of which shall be completed or provided in form and substance satisfactory to Agent and Lenders.

7.            NEGATIVE COVENANTS

Borrower shall not do any of the following without the prior written consent of Agent and Required Lenders:

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

7.1       Dispositions.  Convey, sell, lease, transfer, assign, grant a security in or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for (a) the sale, lease or disposition of Inventory in the Ordinary Course of Business; (b) the sale, lease or disposition of worn-out or obsolete Equipment; (c) the payment of cash or Cash Equivalents in the Ordinary Course of Business solely for the payment of costs and expenses associated with operation of Borrower’s business, including without limitation expenditures relating to (i) Borrower’s Phase I, Phase II and Phase III development activities and (ii) the acquisition (including in-licensing) of additional compounds so long as immediately after any such acquisition Borrower [*] based on the financial projections delivered to Agent; (d)  transfers of Intellectual Property pursuant to outbound license agreements with third parties in the Ordinary Course of Business so long as (i) Borrower receives not less than $[*] of net cash payments from each such license agreement that grants rights with respect to the US market or globally which such amounts have been fully-earned and are non-refundable at the time such license agreement is consummated and (ii) at all times Borrower shall have rights necessary to receive future milestone and royalty payments for at least two of Borrower’s existing Products (“Permitted IP Dispositions”); (e) in connection with Permitted Liens; or (f) the [*] Permitted Transfer. Without limiting the foregoing, Borrower agrees that it shall not grant a security interest or otherwise encumber any of its Intellectual Property without Agent’s and Required Lenders’ prior written consent.

7.2        Changes in Business, Management, Ownership or Business Locations.  (a) Other than the manufacture, marketing and sale of Sale Inventory, engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; (c) (i) (A) have a change in any Responsible Officer position that does not result in a qualified replacement or (B) the failure to fill a vacancy with respect to any Responsible Officer position with a suitable qualified replacement within (60) days following such vacancy, or (ii) enter into any transaction or series of related transactions which would constitute or cause a Change of Control; or (d) add any new offices or business locations, including warehouses (where such new offices or business locations contain more than [*] Dollars ($[*]) in Borrower’s assets or property or any of Borrowers’ Books unless, prior to the addition of such new office, business location or warehouse, Borrower obtains an Access Agreement executed by the owner of such premises and Borrower in favor of agent (e) change its jurisdiction of organization; (f) other than the creation or acquisition of Subsidiaries in accordance with and subject to the conditions set forth in Section 6.10 of this Agreement, change its organizational structure or type; (g) change its legal name; or (h) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3        Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; provided, however, that a Subsidiary of Borrower may merge or consolidate into another Subsidiary that is a Loan Party or into Borrower, so long as (a) Borrower has provided Agent with prior written notice of such transaction, (b) Borrower shall be the surviving legal entity, (c) Borrower’s tangible net worth is not thereby reduced, and (d) as long as no Event of Default is occurring prior thereto or arises as a result therefrom.

7.4        Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5        Encumbrance.  (a) Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, (b) permit any Collateral not to be subject to the first priority security interest granted herein, or (c) enter into any agreement, document, instrument or other arrangement (except with or in favor of Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from collaterally assigning, mortgaging, pledging, granting a security interest in or Lien upon any of Borrower’s or any Subsidiary’s property (including, without limitation, Intellectual Property), all of the foregoing except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6        Maintenance of Collateral Accounts.  Maintain any Collateral Account, except pursuant to the terms of Section 6.6(b) hereof.

7.7        Distributions; Investments.  (a) Pay any dividends (other than dividends payable solely in common stock) or make any distribution or payment on or redeem, retire or purchase any capital stock (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar plans), or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

7.8        Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the Ordinary Course of Business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9        [Reserved].

7.10      Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other Law or regulation, if the violation could reasonably be expected to result in a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.11      Compliance with Anti-Terrorism Laws.  Agent hereby notifies Borrower that pursuant to the requirements of Anti-Terrorism Laws, and Agent’s policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and its principals, which information includes the name and address of Borrower and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws.  Borrower will not, nor will Borrower permit any Subsidiary or Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists.  Borrower shall immediately notify Agent if Borrower has knowledge that Borrower or any Subsidiary or Affiliate is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  Borrower will not, nor will Borrower permit any Subsidiary or Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

8.           EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1     Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1 (a) hereof).  During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2          Covenant Default.

(a)           Borrower fails or neglects to perform any obligation in Sections 6.1(c), 6.2, 6.4, 6.5, 6.6, 6.7, 6.10, 6.11, 6.12, 6.13 or 6.14 or violates any covenant in Section 7; or

(b)           Borrower or any of its Subsidiaries fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within twenty (20) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the twenty (20) day period or cannot after diligent attempts by Borrower be cured within such twenty (20) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period).  Grace periods provided under this Section shall not apply, among other things, to any covenant set forth in subsection (a) above;

8.3          Material Adverse Change.  A Material Adverse Change occurs;

8.4          Attachment; Levy; Restraint on Business.

(a)           (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under control of Borrower (including a Subsidiary) on deposit with the Lenders or any Lender Affiliate, or (ii) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; and

(b)           (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any material portion of its business;

8.5           Insolvency.  (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6           Other Agreements.  There is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) or that could reasonably be expected to result in a Material Adverse Change and such default has not been waived in writing by such third party or parties;

8.7           Judgments.  One or more judgments, orders, or decrees  for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of fifteen (15) days after the entry thereof, provided, however, that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order or decree;

8.8           Misrepresentations.  Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Agent and/or the Lenders or to induce Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9           [Reserved];

8.10           Governmental Approvals.  Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the Ordinary Course of Business for a full term, or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) has resulted in, or could reasonably be expected to result in, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction;

8.11           Criminal Proceeding.  The institution by any Governmental Authority of criminal proceedings against Borrower either (a) involving fraud, moral turpitude, or a felony, or (b) that could reasonably be expected to result in a Material Adverse Change;

8.12           Lien Priority.   Except as permitted by Agent, any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be secured thereby, subject to no prior or equal Lien;

8.13           Change in Control.  A Change in Control shall have occurred;

8.14           Withdrawals, Recalls, Adverse Test Results and Other Matters not Involving Nesina. The institution of any proceeding by FDA or similar Governmental Authority to order the withdrawal of any Sale Compound from the market or to enjoin Borrower or any representative of Borrower from manufacturing, marketing, selling or distributing any Sale Compound, which, in each case, could reasonably be expected to result in a Material Adverse Change, (b) the institution of any action or proceeding by any DEA, FDA, or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Required Permit held by Borrower or any representative of Borrower, which, in each case, could reasonably be expected to result in a Material Adverse Change,  (c) the commencement of any enforcement action against Borrower by DEA, FDA, or any other Governmental Authority; (d) the recall of any Sale Compound from the market, the voluntary withdrawal of any Sale Compound from the market, or actions to discontinue the sale of any Sale Compound, which in each case could reasonably be expected to result in a Material Adverse Change, or (e) the occurrence of serious adverse test results related to the safety or efficacy  of a Development Compound resulting in the termination of all clinical studies for such Development Compound which could reasonably be expected to result in a Material Adverse Change; or

8.15           Withdrawals and Other Matters Involving Nesina.  (a) The institution of any proceeding by the FDA in the United States or similar Governmental Authority in the European Union to order the withdrawal of any marketing authorization granting the right to sell Nesina in the United States or the European Union or to enjoin Borrower or Takeda (or any of its permitted assignees under the Nesina License Agreement) from manufacturing, marketing, selling or distributing Nesina in the United States or the European Union, which, in each case, could reasonably be expected to result in a Material Adverse Change, (b) the institution of any proceeding by the Japanese Ministry of Health, Labour and Welfare or similar Government Authority to (i) order the withdrawal of the marketing authorization granting the right to sell Nesina in Japan or (ii) indefinitely enjoin Borrower or Takeda (or any of its permitted assignees under the Nesina License Agreement) from, marketing or selling Nesina in Japan, (c) the indefinite voluntary withdrawal of Nesina from the market in (i) the United States or European Union, in each case where such voluntary withdrawal could reasonably be expected to result in a Material Adverse Change, or (ii) Japan, (d)  Nesina, for any reason, indefinitely ceases to be sold or marketed in Japan or Borrower is no longer contractually entitled to royalty payments with respect to Nesina in Japan.

9.           RIGHTS AND REMEDIES

9.1           Rights and Remedies.

(a)           Upon the occurrence and during the continuance of an Event of Default,  Agent may, and at the written direction of the Required Lenders shall,  without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by Agent or the Lenders), or (iii) by notice to Borrower suspend or terminate the obligations, if  any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Agent and/or the Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lenders to  advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Agent and/or the Lenders shall be immediately terminated without any action by Agent or the Lenders).

(b)                   Without limiting the rights of Agent and Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default Agent shall have the right, at the written direction of the Required Lenders, without notice or demand, to do any or all of the following:

(i)         foreclose upon and/or sell or otherwise liquidate, the Collateral;

(ii)        apply to the Obligations any (a) balances and deposits of Borrower that Agent or any Lender holds or controls, or (b) any amount held or controlled by Agent or any Lender owing to or for the credit or the account of Borrower; and/or

(iii)       commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding.

(c)                       Without limiting the rights of Agent and Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default Agent shall have the right, without notice or demand, to do any or all of the following:

(i)            settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, notify any Person owing Borrower money of Agent’s security interest in such funds, and verify the amount of such Account;

(ii)           make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Borrower shall assemble the Collateral if Agent requests and make it available as Agent designates.  Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;

(iii)          ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral.  Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements inure to Agent for the  benefit of the Lenders;

(iv)          place a “hold” on any account maintained with Agent or the Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(v)          demand and receive possession of Borrower’s Books; and

(vi)         subject to clauses 9.1(a) and (b), exercise all rights and remedies available to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all remedies referenced in this Section 9.1 without the written consent of Required Lenders following the occurrence of an Exigent Circumstance.  As used in the immediately preceding sentence, “Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Agent, imminently threatens the ability of Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Agent, could result in a material diminution in value of the Collateral.

9.2           Power of Attorney.  Borrower hereby irrevocably appoints Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to:  (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Agent or a third party as the Code permits.  Borrower hereby appoints Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Agent and the Lenders are under no further obligation to make Credit Extensions hereunder.  Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.

9.3           Protective Payments.  If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral.  Agent will make reasonable efforts to provide Borrower with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter.  No such payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.

9.4           Application of Payments and Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower of all or any part of the Obligations, and, as between Borrower on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lenders Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of Borrower owing to Agent or any Lender under the Loan Documents.  Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.  In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.  Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise.  Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower.  Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to the Agent or other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Agent.  Any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lender for application to the payments of amounts due on the other Lender’s claims.  To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis.  If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for the Agent and other Lenders for purposes of perfecting Agent’s security interest therein. Notwithstanding anything to the contrary herein, any warrants issued to the Lenders by Borrower, the stock issuable thereunder, any equity securities purchased by Lenders, any amounts paid thereunder, any dividends, and any other rights in connection therewith shall not be subject to the terms and conditions of this Agreement.  Nothing herein shall affect any Lender’s rights under any such warrants, stock, or other equity securities to administer, manage, transfer, assign, or exercise such warrants, stock, or other equity securities for its own account.

9.5           Liability for Collateral.  So long as Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Agent and the Lenders, Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6           No Waiver; Remedies Cumulative.  Agent’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Agent thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by Agent and then is only effective for the specific instance and purpose for which it is given.  Agent’s rights and remedies under this Agreement and the other Loan Documents are cumulative.  Agent has all rights and remedies provided under the Code, by Law, or in equity.  Agent’s exercise of one right or remedy is not an election, and Agent’s waiver of any Event of Default is not a continuing waiver.  Agent’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7           Demand Waiver.  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which Borrower is liable.

9.8           Borrower Liability.  Each Borrower hereby appoints the others as agent for the others for all purposes hereunder, including with respect to requesting the Term Loan hereunder.  Each Borrower hereunder shall be jointly and severally obligated to repay the Term Loan made hereunder and all other Obligations, regardless of which Borrower actually receives said Term Loan, as if each Borrower hereunder directly received the Term Loan.  Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require the Lenders or Agent to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy.  The Lenders or Agent may exercise or not exercise any right or remedy they have against any Borrower or any security (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability.  Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of the Lenders and Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void.  If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for the Lenders and Agent and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

10.           NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail (if an email address is specified herein) or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Any of Agent, Lender or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to any Borrower:

Furiex Pharmaceuticals, Inc.
3900 Paramount Parkway, Suite 150
Morrisville, North Carolina 27560
Attention:  President and Chief Financial Officer
Fax:  (919) 456-7850
E-Mail: June.Almenoff@furiex.com
              Marshall.Woodworth@furiex.com

If to Agent :

MidCap Funding III, LLC
7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attention: Portfolio Management- Life Sciences
Fax:  (301) 941-1450
E-Mail: Lviera@midcapfinancial.com

with a copy to:

Midcap Financial, LLC
7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attention:  General Counsel
Fax:  (301) 941-1450
E-Mail: Rgoodridge@midcapfinancial.com

If to Lenders:  To the address specified on the signature page of such Lender attached hereto or on any Assignment Agreement to which such Lender has become a party to this Agreement in accordance with Section 12.1.

11.           CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

THIS AGREEMENT, EACH SECURED PROMISSORY NOTE AND EACH OTHER LOAN DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  NOTWITHSTANDING THE FOREGOING, AGENT AND LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH AGENT AND LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE AGENT’S AND LENDERS’ RIGHTS AGAINST BORROWER OR ITS PROPERTY. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS, AND OTHER PROCESS ISSUED IN SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS, AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 10 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER TO OCCUR OF BORROWER’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENT AND LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

Borrower, Agent and each Lender agree that the Term Loan (including the Initial Funding and the Subsequent Funding), as well as the Existing Term Loan, shall be deemed to be made in, and the transactions contemplated hereunder and in any other Loan Document shall be deemed to have been performed in, the State of Maryland.

12.           GENERAL PROVISIONS

12.1           Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this Agreement or any rights or obligations under it without Agent’s prior written consent (which may be granted or withheld in Agent’s discretion).   Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Loan, together with all related obligations of such Lender hereunder.  Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Agent shall have received and accepted an effective assignment agreement in form and substance acceptable to Agent, executed, delivered and fully completed by the applicable parties thereto (each, an “Assignment Agreement”), and shall have received such other information regarding such Eligible Assignee as Agent reasonably shall require.  Notwithstanding anything set forth in this Agreement to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

12.2           Indemnification.

(a)           Borrower agrees to indemnify, defend and hold Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Agent or the Lenders  (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or Lenders’ Expenses incurred, or paid by Indemnified Person from, following, or arising from transactions between Agent, and/or the Lenders and Borrower (including reasonable attorneys’ fees and expenses) pursuant to or in connection with the Loan Documents, except for Claims and/or losses directly caused by such Indemnified Person’s  gross negligence or willful misconduct (collectively, the “Indemnified Liabilities”).

(b)           Borrower hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds.

(c)           To the extent that the undertaking set forth in this Section 12.2 may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them.

12.3          Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

12.4          Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5          Correction of Loan Documents.  Agent and the Lenders may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

12.6          Integration.  This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.7          Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8          Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied.  The obligation of Borrower in Section 12.2 to indemnify each Lender and Agent shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9          Confidentiality.  In handling any confidential information of Borrower, the Lenders and Agent shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to the Lenders’ and Agent’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, the Lenders and Agent shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by Law, regulation, subpoena, or other order; (d) to regulators or as otherwise required in connection with an examination or audit; (e) as Agent considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Agent so long as such service providers have executed a confidentiality agreement with the Lenders and Agent with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Agent’s possession when disclosed to the Lenders and/or Agent, or becomes part of the public domain after disclosure to the Lenders and/or Agent; or (ii) is disclosed to the Lenders and/or Agent by a third party, if the Lenders and/or Agent does not know that the third party is prohibited from disclosing the information.  Agent and/or Lenders may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as Agent and/or Lenders, as applicable, do not disclose Borrower’s identity or the identity of any Person associated with Borrower unless otherwise expressly permitted by this Agreement.  The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 12.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.9.

12.10          Right of Set Off.   Borrower hereby grants to Agent and to each Lender, a lien, security interest and right of set off as security for all Obligations to Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or the Lenders or any entity under the control of Agent or the Lenders (including a Agent affiliate) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent or the Lenders may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.11          [Reserved.]

12.12          Amendments.

 (a)            No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, nor approval or consent thereunder, or any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Agent and the Required Lenders, provided, however, that

 (i)             no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;

 (ii)            no such amendment, waiver or modification that would affect the rights and duties of Agent shall be effective without Agent’s written consent or signature;

 (iii)           no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to the Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to the Term Loan (B) postpone the date fixed for, or waive, any payment of principal of the Term Loan or of interest on the Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (D) release all or substantially all or any material portion of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.12 or the definitions of the terms used in this Section 12.12 insofar as the definitions affect the substance of this Section 12.12; (F) consent to the assignment, delegation or other transfer by any Borrower or any Guarantor of any of its rights and obligations under any Loan Document or release Borrower or any Guarantor of its payment obligations under any Loan  Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Agent securing the Obligations; or (I) amend any of the provisions of Section 12.10.  It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the preceding sentence;

(iv)           the provisions of the foregoing clauses (i), (ii) and (iii) are subject to the provisions of any interlender or agency agreement among the Agent and Lenders pursuant to which any Lender may agree to give its consent in connection with any amendment, waiver or modification of the Loan Documents only in the event of the unanimous agreement of all Lenders.

(b)           Other than as expressly provided for in Section 12.12(a)(i) through (iii) above, Agent may, if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of the Borrower.

12.13          Publicity.  Borrower will not directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Agent or any Lender or any of their Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except as required by applicable Law, subpoena or judicial or similar order, in which case Borrower shall endeavor to give Agent prior written notice of such publication or other disclosure; provided, however, that for the avoidance of doubt, Borrower may publish the name of Lenders and Agent, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of financing evidenced hereby and such other information (including copies of the Loan Documents) necessary to satisfy the reporting requirements under the Securities Exchange Act of 1934, as amended.  Each Lender and Borrower hereby authorizes each Lender to publish the name of such Lender and Borrower, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which such Lender elects to submit for publication.  In addition, each Lender and Borrower agrees that each Lender may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Restatement Date.  With respect to any of the foregoing authorizations granted to Lenders, such authorization shall be subject to such Lender providing Borrower and the other Lenders with an opportunity to review and confer with such Lender regarding, and approve, the contents of any such tombstone, advertisement or information, as applicable, prior to its initial submission for publication, but subsequent publications of the same tombstone, advertisement or information shall not require Borrower’s approval.

12.14          No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

12.15          Amendment and Restatement; No Novation.

(a)           On the Restatement Date upon the satisfaction of the conditions precedent in Section 3.1, the Existing Loan Agreement shall be amended and restated in its entirety.  The Existing Term Loan outstanding on the Restatement Date shall be reallocated in accordance with the terms set forth in Section 2.1.

(b)           The parties hereto acknowledge and agree that (i) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the Existing Obligations under the Existing Loan Agreement as in effect prior to the Restatement Date and which remain outstanding and are in all respects continuing (as amended and restated hereby), (ii) the Liens and security interests as granted under the Existing Loan Agreement and other Existing Loan Documents securing payment of such Existing Obligations are in all respects continuing and in full force and effect after giving effect to this Agreement and the transactions contemplated hereby and all such Liens granted to the Existing Agent shall be deemed to constitute Liens granted to the Agent on behalf of the Lenders under this Agreement, (iii) references in the Existing Loan Documents or the Loan Documents to the “Loan Agreement” shall be deemed to be references to this Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time), and to the extent necessary to effect the foregoing, each such Loan Document is hereby deemed amended accordingly, (iv) all of the terms and provisions of the Existing Loan Agreement shall continue to apply for the period prior to the Restatement Date, including any determinations of payment dates, interest rates, Events of Default or any amount that may be payable to the Agent or the Lenders (or their assignees or replacements hereunder), (v) the Existing Obligations under the Existing Loan Agreement shall continue to be paid or prepaid on or prior to the Restatement Date, and shall from and after the Restatement Date continue to be owing and be subject to the terms of this Agreement, (vi) all references in the Loan Documents to the “Lenders” or a “Lender” shall be deemed to refer to such terms as defined in this Agreement, and to the extent necessary to effect the foregoing, each such Loan Document is hereby deemed amended accordingly and (vii) any Defaults or Events of Default that are continuing under the Existing Loan Agreement shall constitute Defaults or Events of Default under this Agreement unless the same shall have been specifically waived in writing in accordance with this Agreement, and to the extent necessary to effect the foregoing, each such Loan Document is hereby deemed amended accordingly.

(c)           The Borrower, Loan Parties, Agent and Lenders acknowledge and agree that all principal, interest, fees, costs, reimbursable expenses and indemnification obligations accruing or arising under or in connection with the Existing Loan Agreement which remain unpaid and outstanding as of the Restatement Date shall be and remain outstanding and payable as an obligation under this Agreement and the other Loan Documents.

(d)           The parties hereto agree that as of the Restatement Date, (i) the Lenders signatory hereto shall become “Lenders” under this Agreement and the other Loan Documents and (ii) each Lender shall have the Term Loan Commitment set forth on Schedule 1 hereto.  Borrower hereby directs Agent to apply the proceeds of the Term Loan made on the Restatement Date to the repayment on the Restatement Date of certain outstanding loans and obligations of the Borrower owing to the Existing Lenders and to the payment of certain fees and expenses relating thereto.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

13.           AGENT

13.1          Appointment and Authorization of Agent. Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

13.2          Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through its, or its Affiliates’, agents, employees or attorneys-in-fact and shall be entitled to obtain and rely upon the advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

13.3          Liability of Agent. Except as otherwise provided herein, no Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any Affiliate thereof.

13.4          Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of all Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of all Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

13.5          Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default and/or Event of Default, unless Agent shall have received written notice from a Lender or Borrower, describing such default or Event of Default. Agent will notify the Lenders of its receipt of any such notice. Agent shall take such action with respect to an Event of Default as may be directed in writing by the Required Lenders in accordance with Section 9(a); provided, however, that while an Event of Default has occurred and is continuing, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as Agent shall deem advisable or in the best interest of the Lenders, including without limitation,  satisfaction of other security interests, liens or encumbrances on the Collateral not permitted under the Loan Documents, payment of taxes on behalf of Borrower, payments to landlords, warehouseman, bailees and other Persons in possession of the Collateral and other actions to protect and safeguard the Collateral, and actions with respect to insurance claims for casualty events affecting Borrower and/or the Collateral.

13.6          Credit Decision; Disclosure of Information by Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Agent herein, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person.

13.7          Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, each  Lender shall, severally and pro rata based on its respective Pro Rata Share, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities (which shall not include legal expenses of Agent incurred in connection with the closing of the transactions contemplated by this Agreement) incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 13.7. Without limitation of the foregoing, each Lender shall, severally and pro rata based on its respective Pro Rata Share, reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Lenders’ Expenses incurred after the closing of the transactions contemplated by this Agreement) incurred by Agent (in its capacity as Agent, and not as a Lender) in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 13.7 shall survive the payment in full of the Obligations, the termination of this Agreement and the resignation of Agent.

13.8          Agent in its Individual Capacity.  With respect to its Credit Extensions, MidCap shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Agent, and the terms “Lender” and “Lenders” include MidCap in its individual capacity.

13.9          Successor Agent.

(a)                       Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) another Lender, or (ii) any Person to whom Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) 50% or more of its Loan, in each case without the consent of the Lenders or Borrowers.  Following any such assignment, Agent shall give notice to the Lenders and Borrowers.  An assignment by Agent pursuant to this subsection (a) shall not be deemed a resignation by Agent for purposes of subsection (b) below.

(b)                       Without limiting the rights of Agent to designate an assignee pursuant to subsection (a) above, Agent may at any time give notice of its resignation to the Lenders and Borrowers.  Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent.  If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent; provided, however, that if Agent shall notify Borrowers and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for above in this subsection (b).

(c)                       Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor’s appointment as Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this subsection (c)).  The fees payable by Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 13 shall continue in effect for the benefit of such retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting or was continuing to act as Agent.

13.10          Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower, Agent (irrespective of whether the principal of any Loan, shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Credit Extensions and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and their respective agents and counsel and all other amounts due the Lenders and Agent allowed in such judicial proceeding); and

(b)               to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Section 2.4(d).  To the extent that Agent fails timely to do so, each Lender may file a claim relating to such Lender’s claim.

13.11        Collateral and Guaranty Matters. The Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Guarantor and any Lien on any Collateral granted to or held by Agent under any Loan Document (a) upon the date that all Obligations due hereunder have been fully and indefeasibly paid in full and no Term Loan Commitments or other obligations of any Lender to provide funds to Borrower under this Agreement remain outstanding, (b) that is transferred or to be transferred as part of or in connection with any Transfer permitted hereunder or under any other Loan Document, or (c) as approved in accordance with Section 12.12. Upon request by Agent at any time, all Lenders will confirm in writing Agent’s authority to release its interest in particular types or items of Property, pursuant to this Section 13.11.

13.12        Cooperation of Borrower. If necessary, Borrower agrees to (a) execute any documents (including new Secured Promissory Notes) reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment or Loan to an assignee in accordance with Section 12.1, (b) make Borrower’s management available to meet with Agent and prospective participants and assignees of Term Loan Commitments or Credit Extensions and (c) assist Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment or Term Loan reasonably may request. Subject to the provisions of Section 12.9 Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment, any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.

14.           DEFINITIONS

As used in this Agreement, the following terms have the following meanings:

“Access Agreement” means a landlord consent, bailee letter or warehouseman’s letter, in form and substance reasonably satisfaction to Agent, in favor of Agent executed by such landlord, bailee or warehouseman, as applicable, for any third party location.

“Account” means any “account”, as defined in the Code, with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” means any “account debtor”, as defined in the Code, with such additions to such term as may hereafter be made.

“Affiliate” means, with respect to any Person, a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” means, MidCap, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders.

“Agent-Related Person” means the Agent, together with its Affiliates, and the officers, directors, employees, agents, advisors, auditors and attorneys-in-fact of such Persons; provided, however, that no Agent-Related Person shall be an Affiliate of Borrower.

“Agreement” has the meaning given it in the preamble of this Agreement.

“Amortization Date” means August 1, 2013.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“Approved Drug” has the meaning given it in the definition of “Sale Compound”.

“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business, or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Assignment Agreement” has the meaning given it in Section 12.1.

“Blocked Person” means: (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” has the meaning given it in the preamble of this Agreement.

“Borrower’s Books” means all of Borrower’s books and records, including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” means, with respect to any Person, those resolutions, in form and substance satisfactory to Agent, adopted by such Person’s Board of Directors or other appropriate governing body and delivered by such Person to Agent approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, as well as any other approvals as may be necessary or desired to approve the entering into the Loan Documents or the consummation of the transactions contemplated thereby or in connection therewith.

“Business Day” means any day that is not a Saturday, Sunday or a day on which Agent is closed for business.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition, (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) certificates of deposit issued maturing no more than one (1) year after issue, and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (b) of this definition.  For the avoidance of doubt, the direct purchase by Borrower, co-borrower, or any subsidiary of Borrower of any Auction Rate Securities, or purchasing participations in, or entering into any type of swap or other derivative transaction, or otherwise holding or engaging in any ownership interest in any type of Auction Rate Security by Borrower, co-borrower, or any subsidiary of Borrower shall be conclusively determined by the Lenders as an ineligible Cash Equivalent, and any such transaction shall expressly violate each other provision of this agreement governing Permitted Investments.  Notwithstanding the foregoing, Cash Equivalents does not include, and each Borrower and Subsidiary is prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security.

“Change in Control” means any event, transaction, or occurrence as a result of which (a) any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of Borrower or (ii) Fred Eshelman, is or becomes, or has entered into a contract which upon consummation shall make such person, a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Borrower, representing forty percent (40%) or more of the combined voting power of Borrower’s then outstanding securities; (b) any Borrower ceases to own, directly or indirectly, (100%) of the capital stock of any of its Subsidiaries; or (c) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by the Board of Directors of Borrower was approved by a vote of not less than two-thirds of the directors then still in office who either were directors at the beginning of such period  or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

“Claims” has the meaning given it in Section 12.2.

“Code” means the Uniform Commercial Code in effect on the date hereof, as the same may, from time to time, be enacted and in effect in the State of Maryland; provided, however, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; and provided, further, that in the event that, by reason of mandatory provisions of Law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Maryland, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of Agent, for the benefit of Agent and Lenders, pursuant to this Agreement and the other Loan Documents, including, without limitation, all of the property described in Exhibit A hereto.

“Collateral Account” means any Deposit Account, Securities Account or Commodity Account.

“Commitment Percentage” means, as to any Lender, the percentage set forth opposite such Lender’s name on Schedule 1, as amended from time to time.

“Commodity Account” means any “commodity account”, as defined in the Code, with such additions to such term as may hereafter be made.

“Communication” has the meaning given it in Section 10.

“Compliance Certificate” means a certificate, duly executed by an authorized officer of Borrower, appropriately completed and substantially in the form of Exhibit C.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the Ordinary Course of Business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” means any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Agent pursuant to which Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account or Commodity Account.

“Credit Extension” means any Term Loan or any other extension of credit by Agent or the Lenders for Borrower’s benefit.

“DEA” means the Drug Enforcement Administration of the United States of America, and any successor agency thereof.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” has the meaning given it in Section 2.3(c).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” means Borrower’s deposit account, account number [*], maintained with Silicon Valley Bank and over which Agent has been granted control for the ratable benefit of the Lenders.

“Development Compound” means any therapeutic compound being tested by any Borrower or any of its Subsidiaries, including without limitation, those drug compounds set forth on Schedule 5.11, for use in Phase I, Phase II or Phase III trials; provided, in the event Borrower fails to comply with the obligations under Section 6.2(d) to give notice to Agent and update Schedule 5.11 with respect to any new Development Compound, any such improperly undisclosed Development Compound shall be deemed to be included in this definition.

“Development Inventory” means the Borrower’s inventory of Development Compounds.

“Dollars,” “dollars” and “$” each means lawful money of the United States.

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

“Drug Application” means a new drug application, an abbreviated drug application, or a product license application for any Product, as appropriate, as those terms are defined in the FDCA.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by Agent; provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower, any Guarantor or any of Borrower’s or any Guarantor’s Affiliates or Subsidiaries.  Notwithstanding the foregoing, in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party becoming an assignee incident to such forced divestiture.

“Equipment” means all “equipment”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, and all regulations promulgated thereunder.

“European Union” means the European Union and/or the countries that make up the European Union as of the Restatement Date.

“Event of Default” has the meaning given it in Section 8.

“Existing Agent” has the meaning given to it in the preamble to this Agreement.

“Existing Lenders” has the meaning given to it in the preamble to this Agreement.

“Existing Loan Agreement” has the meaning given to it in the preamble to this Agreement.

“FDA” means the Food and Drug Administration of the United States of America, or any successor entity thereto.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq., and all regulations promulgated thereunder.

“Fee Letter” means that certain Fee Letter, dated as of the Restatement Closing Date by and among Borrower, Agent and the other parties thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earlier to occur of (a) the Maturity Date, (b) the acceleration of any Term Loan, and (c) the prepayment of the Term Loan pursuant to Section 2.2(c) or (d), equal to the Term Loan Commitments multiplied by the Final Payment Percentage.

“Final Payment Percentage” means two and one half of one percent (2.5%).

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is a “controlled foreign corporation” under Section 957 of the IRC.

“Funding Date” means any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” means all “general intangibles”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable Law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Global Reaffirmation Agreement” means that certain Omnibus Amendment and Reaffirmation Agreement, dated as of the Restatement Date, among Borrower and Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means any present or future guarantor of the Obligations.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Liabilities” has the meaning given it in Section 12.2.

“Indemnified Person” has the meaning given it in Section 12.2.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency Law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions,  and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

“Inventory” means all “inventory”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Borrower in any particular circumstance.

“Lender” means any one of the Lenders.

“Lenders” means the Persons identified on Schedule 1 hereto, and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Lenders’ Expenses” means all documented, out-of-pocket due diligence fees and expenses and other fees, costs, and expenses (including reasonable attorneys’ fees and expenses) of Agent and Lenders for preparing, amending, negotiating, administering, defending and enforcing this Agreement and the other Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Agent or the Lenders in connection with the Loan Documents.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or otherwise against any property.

“Loan Documents” means, collectively, this Agreement, the Perfection Certificate, the Pledge Agreement, the Fee Letter, the Global Reaffirmation Agreement, the Secured Promissory Notes and any other note, or notes or guaranties executed by Borrower or any Guarantor in connection with the indebtedness governed by this Agreement, and any other present or future agreement between Borrower and/or for the benefit of the Lenders and Agent in connection with this Agreement, all as amended, restated, supplemented or otherwise modified.

“Loan Party” means Borrower and each Guarantor.

“Material Adverse Change” means (a) a material impairment in the perfection or priority of the Agent’s Lien in the Collateral or in the value of such Collateral, taken as a whole; (b) a material adverse change in the business, operations, or condition (financial or otherwise) or prospects of Borrower, taken as a whole; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Material Intellectual Property” means Borrower’s Intellectual Property and license agreements that are material to the condition (financial or other), business or operations of Borrower, as determined by Agent.  For purposes hereof, over the counter software that is commercially available to the public shall not be deemed “material.”

“Maturity Date” means August 2, 2016.

“Nesina” means the product containing the compound alogliptin as the only active pharmaceutical ingredient, which is used to treat Type 2 diabetes.

“Nesina Japan Sales” means the ‘Japan Net Sales’ as such term is defined in the Nesina License Agreement as in effect on the Restatement Date without giving effect to any future amendments, restatements, supplements or other modifications thereto.

“Nesina License Agreement” means that certain Agreement dated July 13, 2005 between Takeda San Diego, Inc. (“TSD”), Takeda Pharmaceutical Company Limited (“TPC”), Development Partners LLC (“PPD”) and Pharmaceutical Product Development, Inc. (“PPD, Inc.”), as amended by that certain Amendment No. 1 to the Agreement, dated as of October 10, 2005, by and among TSD, TPC, PPD and PPD, Inc.  Borrower hereby represents and warrants that, as of the Restatement Date, there are no other amendments, restatements, supplements or other modifications to the Nesina License Agreement other than as set forth in this definition.

“[*] Permitted Transfer” means a [*] by [*] of certain [*] under the [*] by [*] solely with respect to [*] so long as (i) Borrower [*] of the [*] with respect to such [*] such [*].

“Obligations” means all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Fee, the Final Payment, and other amounts Borrower owes the Lenders now or later, under this Agreement or the other Loan Documents, including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Agent, and the performance of Borrower’s duties under the Loan Documents.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” means, for any Person, (a) such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Restatement Date, (b)(i) if such Person is a corporation, its bylaws in current form, (ii) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), or (iii) if such Person is a partnership, its partnership agreement (or similar agreement), and (c) any other organizational documents of Borrower, in each case for clauses (a) through (c), together with all current amendments or modifications thereto and corporate, company, partner, member or shareholder resolutions associated therewith.

“Ordinary Course of Business” means, in respect of any transaction involving any Loan Party, the ordinary course of business of such Loan Party, as conducted by such Loan Party in accordance with past practices.

“Original Closing Date” has the meaning given it in the preamble of this Agreement.

“Payment/Advance Form” means that certain form attached hereto as Exhibit B.

“Payment Date” means the first calendar day of each calendar month.

“Perfection Certificate” has the meaning given it in Section 5.1.

“Permits” means licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, marketing authorizations, other authorizations, registrations, permits, consents and approvals required in connection with the conduct of Borrower’s or any Subsidiary’s business or to comply with any applicable Laws, including, without limitation, drug listings and drug establishment registrations under 21 U.S.C. Section 510, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by State governments for the conduct of Borrower’s or any Subsidiary’s business.

“Permitted Indebtedness” means:

(a)           Borrower’s Indebtedness to the Lenders and Agent under this Agreement and the other Loan Documents;

(b)           Indebtedness existing on the Restatement Date and described on Schedule 7.4;

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

(c)           unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business;

(d)           Indebtedness secured by Permitted Liens; and

(e)           extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (d) above, provided, however, that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” means:

(a)           Investments existing on the Restatement Date and described on Schedule 7.7;

(b)           Investments consisting of Cash Equivalents; and

(c)           Investments in Subsidiaries that exist as of the Restatement Date and are Borrowers or that are otherwise created in accordance with Section 6.10 and subject to the terms thereof.

“Permitted IP Dispositions” has the meaning given it in Section 7.1.

“Permitted Liens” means:

(a)           Liens existing on the Restatement Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b)           Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided, however, that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended , and the Treasury Regulations adopted thereunder;

(c)           purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d)           statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided, however, that they have no priority over any of Agent’s Lien and the aggregate amount of such Liens does not any time exceed Fifty Thousand Dollars ($50,000);

(e)           leases or subleases of real property granted in the Ordinary Course of Business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the Ordinary Course of Business, if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest;

(f)           banker’s liens, rights of setoff and Liens in favor of financial institutions incurred made in the Ordinary Course of Business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions to secure payment of fees and similar costs and expenses subject to Borrower’s compliance with Section 6.6(b) hereof;

(g)           Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);

(h)           Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.5 or 8.7;

(i)            easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a Material Adverse Change;

(j)           non-exclusive licenses of Intellectual Property granted to third parties in the Ordinary Course of Business and/or Permitted IP Dispositions; and

(k)           Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (c) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“PPD” means PPD Development, LP, a Texas limited partnership.

“Prepayment Fee” means with respect to the Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(a)           for a prepayment made on or after the Restatement Date through and including the date which is twelve (12)  months after the Restatement Date, four percent (4.0%) multiplied by the original Term Loan Commitments;

(b)           for a prepayment made after the date which is twelve (12) months after the Restatement Date through and including the date which is twenty-four (24)  months after the Restatement Date, three percent (3.0%)  multiplied by the original Term Loan Commitments; and

(c)           for a prepayment made after the date which is twenty-four (24) months after the Restatement Date through and including the date which is thirty-six (36) months after the Restatement Date, one percent (1.0%)  multiplied by the original Term Loan Commitments.

 “Pro Rata Share” means, as determined by Agent, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the amount of Term Loans held by such Lender by the aggregate amount of all outstanding Term Loans.

“Products” means the Development Compounds and/or Sale Compounds.

 “Registered Organization” means any “registered organization” as defined in the Code, with such additions to such term as may hereafter be made.

“Required Lenders” means Lenders having (a) more than 60% of the Term Loan Commitments of all Lenders, or (b) if such Term Loan Commitments have expired or been terminated, more than 60% of the aggregate outstanding principal amount of the Term Loan; provided, however, that so long as a party that is a Lender hereunder on the Restatement Date does not assign any portion of its Term Loan Commitment or its portion of the Term Loan, the term “Required Lenders” shall include such Lender. For purposes of this definition only, a Lender shall be deemed to include itself, and any Lender that is an Affiliate or Approved Fund of such Lender.

“Required Permit” means a Permit (a) issued or required under Laws applicable to the business of Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of Borrower or any of its Subsidiaries or any Drug Application (including without limitation, at any point in time, all licenses, approvals and permits issued by the FDA or any other applicable Governmental Authority necessary for the testing of any Development Compound or the manufacture, marketing or sale of any Sale Compound by any applicable Borrower(s) as such activities are being conducted by such Borrower with respect to such Product at such time), and (b) issued by any Person from which Borrower or any of their Subsidiaries have received an accreditation.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any Law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Responsible Officer” means any of the Chairman, President, Chief Medical Officer or Chief Financial Officer of Borrower.

“Restatement Date” has the meaning given to it in the preamble to this Agreement.

“Sale Compound” means any therapeutic compound approved for marketing (“Approved Drug”) that is manufactured, marketed or sold by any Borrower or any of its Subsidiaries, it being acknowledged and understood that as of the Restatement Date, neither Borrower nor any of its Subsidiaries manufactures and sells Approved Drugs; provided, in the event Borrower or its Subsidiaries engages in the manufacture or sale of Approved Drugs subsequent to the Restatement Date and Borrower fails to comply with the obligations under Section 6.2(d) to give notice to Agent and update Schedule 5.11 prior to manufacturing or selling any new Approved Drug, any such improperly undisclosed Approved Drug shall be deemed to be included in this definition.

 “Sale Inventory” means the inventory of Sale Compounds manufactured and held for sale by any Borrower or any of its Subsidiaries, including without limitation such inventory of Sale Compounds as is temporarily out of Borrower’s custody or possession or in transit and including any returned Sale Compounds inventory.

“Secretary’s Certificate” means, with respect to any Person, a certificate, in form and substance satisfactory to Agent, executed by such Person’s secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the Borrower Resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Agent and the Lenders may conclusively rely on such certificate unless and until such Person shall have delivered to Agent a further certificate canceling or amending such prior certificate.

“Secured Promissory Note” has the meaning given it in Section 2.7.

 “Secured Promissory Note Record” means a record maintained by each Lender with respect to the outstanding Obligations and credits made thereto.

 “Securities Account” means any “securities account”, as defined in the Code, with such additions to such term as may hereafter be made.

 “Subject Intellectual Property” has the meaning given it in Section 2.5(d).

 “Subsidiary” means, with respect to any Person, any Person of which more than 50.0% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or one or more of Affiliates of such Person.

“Takeda” means, either individually or collectively as the context may require, Takeda San Diego, Inc., a Delaware corporation and Takeda Pharmaceutical Company Limited, a company organized and existing under the laws of Japan.

“Term Loan” has the meaning given it in Section 2.2(a).

“Term Loan Commitment” means, for any Lender, the obligation of such Lender to fund a portion of the Term Loan, up to the principal amount shown on Schedule 1.  “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Transfer” has the meaning given it in Section 7.1.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Restatement Date.

BORROWER:

FURIEX PHARMACEUTICALS, INC.

By:	/s/ Marshall Woodworth
Name: Marshall Woodworth
Title: Chief Financial Officer

APBI HOLDINGS, LLC

By:	/s/ Marshall Woodworth
Name: Marshall Woodworth
Title: Chief Financial Officer

DEVELOPMENT PARTNERS, LLC

By:	/s/ Marshall Woodworth
Name: Marshall Woodworth
Title: Chief Financial Officer

GENUPRO, INC.

By:	/s/ Marshall Woodworth
Name: Marshall Woodworth
Title: Chief Financial Officer

FURIEX PHARMACEUTICALS, INC.
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
SIGNATURE PAGE

AGENT:

MIDCAP FUNDING III, LLC,
as Agent for Lenders

By:	/s/ Josh Groman
Name: Josh Groman
Title: Managing Director

FURIEX PHARMACEUTICALS, INC.
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
SIGNATURE PAGE

LENDERS:

MIDCAP FUNDING III, LLC,
as a Lender

By:	/s/ Josh Groman
Name: Josh Groman
Title: Managing Director

Address for notices:

MidCap Funding III, LLC
7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attention: Portfolio Management- Life Sciences
Fax:  (301) 941-1450
E-Mail: Lviera@midcapfinancial.com

with a copy to:

Midcap Financial, LLC
7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attention:  General Counsel
Fax:  (301) 941-1450
E-Mail: Rgoodridge@midcapfinancial.com

FURIEX PHARMACEUTICALS, INC.
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
SIGNATURE PAGE

MIDCAP FUNDING RE HOLDINGS, LLC,
as a Lender

By:	/s/ Josh Groman
Name: Josh Groman
Title: Managing Director

Address for notices:

Midcap Funding RE Holdings, LLC
7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attention: Portfolio Management- Life Sciences
Fax:  (301) 941-1450
E-Mail: Lviera@midcapfinancial.com

with a copy to:

Midcap Funding RE Holdings, LLC
7255 Woodmont Avenue, Suite 200
Bethesda, Maryland 20814
Attention:  General Counsel
Fax:  (301) 941-1450
E-Mail: Rgoodridge@midcapfinancial.com

FURIEX PHARMACEUTICALS, INC.
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
SIGNATURE PAGE

SILICON VALLEY BANK,
as a Lender

By:	/s/ Chris J. Stoecker
Name: Chris J. Stoecker
Title: SVP

Address for notices: Silicon Valley Bank 3005 Carrington Mill Boulevard, Suite 530 Morrisville, North Carolina 27560 Attention: Chris Stoecker, Relationship Manager Fax: (919) 461-3908

FURIEX PHARMACEUTICALS, INC.
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
SIGNATURE PAGE

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Collateral
Exhibit B	Loan Payment / Advance Request Form
Exhibit C	Compliance Certificate

SCHEDULES

Schedule 1	Lenders and Commitments
Schedule 5.1	Organizational Information
Schedule 5.2	Collateral Disclosures
Schedule 5.3	Litigation
Schedule 5.11	Products and Required Permits
Schedule 6.14	Post Closing Obligations
Schedule 7.4	Indebtedness
Schedule 7.7	Investments

EXHIBIT A

COLLATERAL

The Collateral consists of all assets of Borrower, including all of Borrower’s right, title and interest in and to the following personal property:

(a)           all goods, Accounts (including health-care insurance receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, investment accounts, commodity accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

(b)           all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include any Intellectual Property of any Loan Party, whether now owned or hereafter acquired, except to the extent that it is necessary under applicable law to have a Lien and security interest in any such Intellectual Property in order to have a perfected Lien and security interest in and to IP Proceeds (defined below), and for the avoidance of any doubt, the Collateral shall include, and Agent shall have a Lien and security interest in, (i) all IP Proceeds, and (ii) all payments with respect to IP Proceeds that are received after the commencement of a bankruptcy or insolvency proceeding.  The term “IP Proceeds” means, collectively, all cash, Accounts, license and royalty fees, claims, products, awards, judgments, insurance claims, and other revenues, proceeds or income, arising out of, derived from or relating to any Intellectual Property of any Loan Party, and any claims for damage by way of any past, present or future infringement of any Intellectual Property of any Loan Party (including, without limitation), all cash, royalty fees, other proceeds, Accounts and General Intangibles that consist of rights of payment to or on behalf of a Loan Party and the proceeds from the sale, licensing or other disposition of all or any part of, or rights in, any Intellectual Property by or on behalf of a Loan Party).

Agent and Lenders further acknowledge that the Collateral shall not include more than 65% of the voting securities of any Subsidiary that is not organized under the laws of the United States or any of its states if such pledge would cause a material increase in the Borrower’s federal income tax liability.

Pursuant to the terms of a certain negative pledge arrangement with Agent and Lenders, Borrower has agreed not to encumber any of its Intellectual Property without Agent’s and Lenders’ prior written consent.

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM

Deadline is Noon E.S.T.

Date: _________, 201_____

LOAN PAYMENT:

From Account #________________________________	To Account #_________________________________
(Deposit Account #)	(Loan Account #)

Principal $____________________________________ and/or Interest $____________________________________________________

Authorized Signature: _______________________________	Phone Number:
Print Name/Title: ____________________________________

Loan Advance: Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #________________________________	To Account #_________________________________
(Loan Account #)	(Deposit Account #)

Amount of Advance $___________________________

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly  referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature: ________________________________	Phone Number:
Print Name/Title: _____________________________________

Outgoing Wire Request: Complete only if all or a portion of funds from the loan advance above is to be wired.

Beneficiary Name: __________________________________________________	Amount of Wire: $___________________________

Beneficiary Lender: _________________________________________________	Account Number: ____________________________
City and State: _______________________________________

Beneficiary Lender Transit (ABA) #:	Beneficiary Lender Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Lender: ___________________________	Transit (ABA) #: ___________________________
For Further Credit to: ________________________________________________________________________

Special Instruction: _________________________________________________________________________________________
By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me.

Authorized Signature: ____________________________	2nd Signature (if required): _________________________
Print Name/Title: ________________________________	Print Name/Title: ________________________________
Telephone #: ___________________________________	Telephone #: ___________________________________

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	MidCap Funding III, LLC, as Agent
FROM:	__________________________________
DATE:	________________, 201__

The undersigned authorized officer of _________________________________________ (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement, dated August 2, 2012, between Borrower, Agent and the Lenders party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”):

(1)           Borrower is in complete compliance with all required covenants for the month ending _______________, 201__, except as noted below;

(2)           there are no Events of Default;

(3)           all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(4)           Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and

(5)           no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Agent.

Attached are the required documents supporting the certifications set forth in this Compliance Certificate.  The undersigned certifies, in his/her capacity as an officer of the Borrower, that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges, in his/her capacity as an officer of Borrower, that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly Financial Statements	Monthly within 45 days	Yes No
Audited Financial Statements	Annually within 150 days after FYE	Yes No
Board Approved Projections	Annually within 90 days after FYE	Yes No
Compliance Certificate	Monthly within 45 days	Yes No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

[NAME OF BORROWER] By: Name: Title:
AGENT USE ONLY

Received by: ____________________
authorized signer
Date:           ______________________

Verified: ________________________
authorized signer
Date:           ______________________

Compliance Status:                  Yes        No

EXHIBIT D

FORM OF SECURED PROMISSORY NOTE

$[___________]	[__________ __], 20[__]

FOR VALUE RECEIVED, FURIEX PHARMACEUTICALS, INC., a Delaware corporation, APBI HOLDINGS, LLC, a North Carolina limited liability company, DEVELOPMENT PARTNERS, LLC, a Delaware limited liability company, and GENUPRO, INC., a North Carolina corporation (either individually or collectively as the context may require, the “Borrower”) hereby promises to pay to the order of [_______________], or the holder of this Note (“Lender”) in care of MIDCAP FUNDING III, LLC, as agent under the Loan Agreement (as defined below), with an address of 7255 Woodmont Avenue, Suite 200, Bethesda, Maryland 20814, or such other place of payment as the holder of this Secured Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of [__________] and No/100 Dollars ($[__________]), or such other principal amount as Lender has advanced to Borrower, together with interest in accordance with the Loan Agreement (as hereinafter defined) (or if and when applicable, at a rate equal to the Default Rate (as defined in the Loan Agreement) based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month until the principal balance is paid in full.

This Promissory Note is executed and delivered in connection with that certain Amended and Restated Loan and Security Agreement of August 2, 2012 by and among Borrower, MidCap Funding III, LLC, as agent for Lenders, and Lender, and the other lenders named therein from time to time (as the same may from time to time be amended, modified, restated or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof.  All payments shall be made in accordance with the Loan Agreement.  All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.  An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note, and upon any such Event of Default, all principal and interest and other obligations owing under this Promissory Note may be accelerated and declared immediately due and payable as provided for in the Loan Agreement.  Reference to the Loan Agreement shall not affect or impair the absolute and unconditional obligation of Borrower to pay all principal and interest and premium, if any, under this Promissory Note upon demand or as otherwise provided herein

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the Uniform Commercial Code as in effect in the State of Maryland or any applicable law.  Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense.  This Promissory Note has been negotiated and delivered to Lender and is payable in the State of Maryland.  This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of Maryland, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.  Without limiting the generality of the preceding paragraph, the provisions of Section 11 of the Loan Agreement regarding jurisdiction, venue and jury trial waiver are incorporated herein.

 [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower, as of the day and year first above written, has caused this Promissory Note to be executed under seal.

FURIEX PHARMACEUTICALS, INC.

By: ______________________________________ (SEAL)
Name: __________________________________________
Title: ___________________________________________

APBI HOLDINGS, LLC

By: ______________________________________ (SEAL)
Name: __________________________________________
Title: ___________________________________________

DEVELOPMENT PARTNERS, LLC

By: ______________________________________ (SEAL)
Name: __________________________________________
Title: ___________________________________________

GENUPRO, INC.

By: ______________________________________ (SEAL)
Name: __________________________________________
Title: ___________________________________________

FURIEX PHARMACEUTICALS, INC.
SECURED PROMISSORY NOTE ([LENDER])
SIGNATURE PAGE

SCHEDULE 1

LENDERS AND COMMITMENTS

Lender	Term Loan Commitment	Commitment Percentage
MidCap Funding III, LLC	$10,000,000	25.00%
Midcap Funding RE Holdings, LLC	$22,500,000	56.25%
Silicon Valley Bank	$7,500,000	18.75%
TOTAL	$40,000,000	100%

SCHEDULE 5.1

ORGANIZATIONAL INFORMATION

Legal Name of Borrower	Type of Legal Entity	State of Organization	Organizational Identification Number	Tax Identification Number	Principal Place of Business
Furiex Pharmaceuticals, Inc.	Corporation	Delaware	4744208	27-1197863	3900 Paramount Parkway, Suite 150 Morrisville, NC 27560
APBI Holdings, LLC	Limited Liability Company	North Carolina	0703248	N/A	3900 Paramount Parkway, Suite 150 Morrisville, NC 27560
Development Partners, LLC	Limited Liability Company	Delaware	3728473	20-0417496	3900 Paramount Parkway, Suite 150 Morrisville, NC 27560
GenuPro, Inc.	Corporation	North Carolina	0459382	56-2085866	3900 Paramount Parkway, Suite 150 Morrisville, NC 27560

SCHEDULE 5.2(a)

COLLATERAL ACCOUNTS

Furiex Pharmaceuticals, Inc. maintains the following Deposit Accounts and Securities Accounts:

Bank Name	Account Number	Branch Address
Merrill Lynch	[*]	Raleigh, NC
Silicon Valley Bank	[*]	Santa Clara, CA
Silicon Valley Bank	[*]	Santa Clara, CA
Silicon Valley Bank	[*]	Santa Clara, CA
SVB Securities	[*]	Santa Clara, CA

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

SCHEDULE 5.2(d)

INTELLECTUAL PROPERTY

[APPLIES TO ALL INTELLECTUAL PROPERTY AND LICENSE AGREEMENTS]
Borrower	Name / Identifier of IP or License	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement	Expiration Date (if a License, expiration of License and Licensed Property)
Furiex Pharmaceuticals, Inc.	Furiex website	Copyright	None
Furiex Pharmaceuticals, Inc.	FURIEX Reg. No. 813,150 (Canada)	Trademark	Renewal due 4/6/2020
Furiex Pharmaceuticals, Inc.	FURIEX App. No. 1039106 (China)	Trademark	Renewal due 5/12/2013
Furiex Pharmaceuticals, Inc.	FURIEX Reg. No. 009006024 (CTM)	Trademark	Renewal due 4/6/2020
Furiex Pharmaceuticals, Inc.	FURIEX and Design App. No. 009006164 (CTM)	Trademark	Renewal due 4/6/2020
Furiex Pharmaceuticals, Inc.	FURIEX Reg No. 301609083 (HK)	Trademark	Renewal due 5/9/2020
Furiex Pharmaceuticals, Inc.	FURIEX App. No. 2001938 (India)	Trademark	N/A
Furiex Pharmaceuticals, Inc.	FURIEX Reg. No. 1039106 (Japan)	Trademark	Renewal due 4/6/2020
Furiex Pharmaceuticals, Inc.	FURIEX App. No. 1088170 (Mexico)	Trademark	N/A
Furiex Pharmaceuticals, Inc.	FURIEX App. No. 1039106 (Norway)	Trademark	N/A
Furiex Pharmaceuticals, Inc.	FURIEX App. No. 1039106 (Russian Fed)	Trademark	Renewal due 5/12/2013
Furiex Pharmaceuticals, Inc.	FURIEX Reg. No. 1039106 (Switzerland)	Trademark	Renewal due 5/12/2020
Furiex Pharmaceuticals, Inc.	FURIEX Reg. No. 01450576 (Taiwan)	Trademark	Renewal due 11/23/2020
Furiex Pharmaceuticals, Inc.	FURIEX Reg. No. 3,881,579 (US)	Trademark	Renewal due 11/23/2020
Furiex Pharmaceuticals, Inc.	FURIEX and Design Reg. No. 3,881,578 (US)	Trademark	Renewal due 11/23/2020
Furiex Pharmaceuticals, Inc.	FURIEX Reg. No. 1039106 (WIPO)	Trademark	Renewal due 5/12/2020

Furiex Pharmaceuticals, Inc.	MuDelta Development and License Agreement with Janssen Pharmaceutica, N.V.	License Agreement
Expires on a Product-by-Product and country-by-country basis until the date no further payment obligations of Payor to Payee relating to a Product are due.  At such time, all licenses granted to the Party Commercializing such Products under the Agreement in such country shall survive, but shall be non-exclusive, fully paid-up, and royalty-free.

[APPLIES TO ALL INTELLECTUAL PROPERTY AND LICENSE AGREEMENTS]
Borrower	Name / Identifier of IP or License	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement	Expiration Date (if a License, expiration of License and Licensed Property)
Furiex Pharmaceuticals, Inc.	TOPO Development and License Agreement with Janssen Pharmaceutica, N.V.	License Agreement
Expires on a Product-by-Product and country-by-country basis until the date no further payment obligations of Payor to Payee relating to a Product are due.  At such time, all licenses granted to the Party Commercializing such Products under the Agreement in such country shall survive, but shall be non-exclusive, fully paid-up, and royalty-free.

Furiex Pharmaceuticals, Inc.	License Agreement to Use EQ-5D-3L with Stichting EUROQOL Group	License Agreement	March 15, 2013
Genupro, Inc.	License Agreement to Use Priligy Know-How of Alza Corp. and Janssen Pharmaceutica NV	License and Asset Transfer Agreement
Perpetual license with no obligation to pay royalties or milestones. Exclusive license to make, use and sell Priligy and other dapoxetine-containing products. Non-exclusive license to make, use and sell dapoxetine-derivative products.

Name and Address of Licensor	Name and Date of License Agreement	Exclusive License? (Yes/No)	Restrictions to grant a lien, assign or sublicense? (Yes/No)
Janssen Pharmaceutica, N.V. Turnhoutseweg 30 2340 Beerse Belgium	MuDelta Development and License Agreement November 16, 2009	Yes	Yes
Janssen Pharmaceutica, N.V. Turnhoutseweg 30 2340 Beerse Belgium	TOPO Development and License Agreement November 16, 2009	Yes	Yes

Name and Address of Licensor	Name and Date of License Agreement	Exclusive License? (Yes/No)	Restrictions to grant a lien, assign or sublicense? (Yes/No)
Alza Corp. 700 Eubanks Drive Vacaville, CA 95688; and Janssen Pharmaceutica NV Turnhoutseweg 30 2340 Beerse Belgium	License and Asset Transfer Agreement July 30, 2012	Yes (to use licensed IP for certain uses)	Yes
GenuPro, Inc. 3900 Paramount Parkway Suite 150 Morrisville, NC 27560 Berlin Chemie (Menarini Group) Glienicker Weg 125 12489 Berlin Germany	Priligy License Agreement July 30, 2012	Yes	Yes
Xiamen Fuman Pharmaceuticals Co., Ltd No. 55 Jintingbei Road Jimei District Xiamen	Patent License Contract February 23, 2012	No	Yes
GenuPro, Inc. 3900 Paramount Parkway Suite 150 Morrisville, NC 27560; and Eli Lilly & Company Lilly Corporate Center Indianapolis, Indiana 46285	Termination and License Agreement December 18, 2003	Yes	Yes
Stichting EUROQOL Group 3311 CR Dordrecht Netherlands	License Agreement to Use EQ-5D-3L March 15, 2010	No	Yes

Furiex has received a Petition for Invalidation of Korean Patent No. 719977 (entitled Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction) that was filed with KIPO.  Patent counsel for Furiex is addressing this opposition and have engaged Korean patent counsel.

EXHIBIT 5.2(d)
PATENTS
[Updated July 27, 2012]

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Patents Owned by APBI Holdings, LLC
US	5,292,962	07/989,291 12/11/92	3/8/94	Intermediates to 1-phenyl-3-naphthalenyloxy-propanamines	[*]
Chile		1333/2004 5/31/2004		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	N/A
Japan	3,194,734	259000/2000 8/29/00	6/1/01	Methods of Using Rapid-Onset Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Malaysia	125490-A	PI 20003983 8/29/00	8/30/06	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Australia	762934	68911/00 8/22/00	10/30/03	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Bulgaria	BG65677	106.461 8/22/00	8/26/2009	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Brazil		PI0014166-6 8/22/00		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	N/A
Brazil		PI0017554-4 8/22/00		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	N/A
Canada	2,383,785	2,383,785 8/22/00	2/17/09	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
China	ZL 00815313.2 (announcement no. CN 1222283)	00815313.2 8/22/00	10/12/2005	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Costa Rica		6602 8/22/00		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	N/A
Czech Rep	299 712	PV2002-784 8/22/00	9/18/08	Use of Dapoxetine for Management of Sexual Dysfunction by Administering on an As-Needed Basis	[*]
Armenia Azerbaijan Belarus Kazakhstan Kyrgyzstan Moldova Russia Tajikistan Turkmenistan	004101	200200324 8/22/00	12/25/03	Use of a Rapid-Onset Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Estonia	05315	P200200107 8/22/00	9/7/10	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
EPO Albania Austria Belgium Switzerland Cyprus Germany Denmark Spain Finland France Greece Ireland Italy Lithuania Luxembourg Latvia Monaco Macedonia Netherlands Portugal Romania Sweden Slovenia UK	1225881 German Patent No. 60026146.8-08	00957264.5 8/22/00	2/22/06	The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
Austria	1225881	SZ 22/2009 7/10/09		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
Finland	1225881	C20090019 7/10/09 SPC Cert No. 252		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
Germany	1225881	12 2009 000 036.2 7/14/09		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
Italy	1225881	9/22/09		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
Portugal	1225881	20091000062783 6/30/09		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
Spain	1225881	C200900036 9/18/09		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
Sweden	1225881	587735 7/6/09		The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
EPO divisional		06002333.0 8/22/00		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	N/A
EPO divisional		07023209.5 8/22/00		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	N/A
Hong Kong	HK1047545	02109124.8 8/22/00	9/22/06	The Use of Dapoxetine, A Rapid-Onset Selective Serotonin Reuptake Inhibitor, For Treating Sexual Dysfunction	[*]
Hong Kong		06113173.6 8/22/00		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	N/A
Hong Kong		08105295.3 8/22/00		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	N/A
Philippines	1-2000-002326	1-2000-002326 10/17/01	8/6/07	The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction	[*]
Hungary		P02 02687 8/22/00		Methods of Using Rapid-Onset Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	N/A
Indonesia	ID 0 018 894	W-00 2002 00522 8/22/00	2/27/07	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Israel		148159 8/22/00		Use of dapoxetine or a pharmaceutically acceptable salt thereof for the manufacture of a medicament for the treatment or management of sexual dysfunction	[*]
S. Korea	719977	10-2002-7002870 8/22/00	5/14/07	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
S. Korea	719977	10-2009-0092209 9/29/09		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Mexico	236520	PA/A/2002/001811 8/22/00	5/4/06	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Norway	330562	20021035 8/22/00	5/16/11	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
New Zealand	517038	517038 8/22/00	8/7/03	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Poland		P-364924 8/22/00		Methods of Using Rapid-Onset Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	N/A
Singapore	87218	200200910-8 8/22/00	5/31/05	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Ukraine	75580	2002031755 8/22/00	5/15/06	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
US	7,718,705	10/049,427 5/6/2002	5/18/10	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
US		10/996,757 11/24/04		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	N/A

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
South Africa	2002/1407	8/22/00	7/30/03	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Taiwan	I312678	089117155 8/25/00	8/1/2009	Pharmaceutical Composition Comprising Dapoxetine for Treating Sexual Dysfunction	[*]
Taiwan		094107594 8/25/00		Pharmaceutical Composition Comprising Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	[*]
Taiwan		098145182		Pharmaceutical Composition Comprising Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	N/A
Venezuela		2000-001911 8/29/00		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction	N/A
Patents Licensed to Furiex
Albania	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Albania		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Armenia	200702039	02/Feb/2006	30/Jun/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Argentina		P040103422 09/22/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Argentina		P060101080 03/20/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Austria	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Austria		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Australia	2004278320	09/09/2004	07/Oct/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Australia		2006227984 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Azerbaijan	200702039	02/Feb/2006	30/Jun/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Bosnia-Herz		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Belgium	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Belgium		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Bulgaria	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Bulgaria		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Brazil		PI0414573-9 09/09/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Brazil		PI0609426-0 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Belarus	200702039	02/Feb/2006	30/Jun/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Canada		2539349 09/09/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Canada		2602140 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Switz	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Switz		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Chile	43.639	2394/04 09/20/2004	08/11/2008	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
PRC	200480033788.0	200480033788.0 09/09/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
PRC	200680017405.X	200680017405.X 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Colombia		07099564 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Costa Rica		9458 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Cyprus	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Cyprus		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Czech Rep	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Czech Rep		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Germany	602004019555.3	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Germany		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Denmark	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Denmark		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Eurasia	200702039	02/02/2006	12/30/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Ecuador		07-7768 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Estonia	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Estonia		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Egypt		989/2007 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
EPO	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
EPO		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Spain	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Spain		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Finland	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Finland		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
France	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
France		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
UK	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
UK		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Greece	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Greece		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Croatia		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Hungary	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Hungary		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Indonesia		WO0200600776 09/09/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Indonesia	W00200703068	W00200703068 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Ireland	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Ireland		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Israel		174397 09/09/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Israel		186041 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
India	675/KOLNP/06	09/09/2004	10/Sep/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
India		4032/KOLNP/07 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Iceland		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Italy	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Italy		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Japan		526944/06 09/09/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Japan		502985/08 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Kirghizistan	200702039	02/Feb/2006	30/Jun/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
S Korea	10-2006-7007817	10-2006-7007817 09/09/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
S Korea		10-2007-7024070 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Kazakhstan	200702039	02/Feb/2006	30/Jun/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Sri Lanka		PCT/US2006/003657 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Lithuania	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Lithuania		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Luxembourg	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Luxembourg		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Latvia	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Latvia		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Monaco	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Monaco		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Moldova	200702039	02/Feb/2006	30/Jun/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Macedonia	04783671.3 P/EP-2009/70	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Macedonia		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Malta		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Mexico	264642	PA/A/2006/003186 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Mexico		MX/A/2007/011774 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Malaysia		PI20043865 09/21/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Malaysia		PI20061247 03/21/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Nicaragua		2007/0243 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Netherlands	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Netherlands		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Norway		20075385 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
New Zealand	545970	09/09/2004	10/Sep/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
New Zealand		561651 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Philippines		PCT/US2004/029523 09/09/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Philippines		1-2007-502041 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Poland	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Poland		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Portugal	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Portugal		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Romania	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Romania		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Serbia		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Russia	200702039	02/Feb/2006	30/Jun/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Russia	2350615	2006109004 09/09/2004	03/27/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Sweden	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Sweden		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Singapore	200708487-4	02/02/2006	31/Aug/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Slovenia	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Slovak Rep	1675852	04783671.3 09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Slovak Rep		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Tadjikistan	200702039	02/Feb/2006	30/Jun/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Turkmenistan	200702039	02/Feb/2006	30/Jun/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Turkey	1675852	09/09/2004	02/18/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Turkey		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Taiwan		93128488 09/21/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Taiwan		95109374 03/20/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Ukraine		a200710571 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
US	7179805	10/937238 09/09/2004	02/20/2007	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
US	7732612	11/084987 03/21/2005	08/Jun/2010	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
Vietnam		1-2007-01885 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
PCT		PCT/US2004/029523 09/09/2004		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
PCT		PCT/US2006/003657 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones	N/A
Serbia/Montenegro		06720136.8 02/02/2006		7-aminoakylidenyl-heterocyclic quinolones and napthyridones
SA	2006/03223	09/09/2004	09/26/2007	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
SA	2007/08868	02/02/2006	01/28/2009	7-aminoakylidenyl-heterocyclic quinolones and napthyridones	[*]
US	7902227	12/180641 07/28/2008	08/Mar/2011	C-7 Isoxazolinyl Quinolone / Naphthyridine Derivatives Useful as Antibacterial Agents	[*]
US		60/952260 07/27/2007		C-7 Isoxazolinyl Quinolone / Naphthyridine Derivatives Useful as Antibacterial Agents	N/A
PCT		PCT/US2008/071294 07/28/2008		C-7 Isoxazolinyl Quinolone / Naphthyridine Derivatives Useful as Antibacterial Agents	N/A
US		12/426442 04/20/2009		Quinolone Derivatives Useful as Antibacterial Agents	N/A
US	7,994,206	12/168,331 07/07/2008	8/9/2011	Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	[*]
Australia		2008275270 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Brazil		PI0813632-7 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Canada		2695126 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
China		20080024059.7 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Colombia		10-000935 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Costa Rica		N/A 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Eurasia		201070116 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Ecuador		10-9863 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Egypt		33/2010 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
EP		08781434.9 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Hong Kong		10107932.4 08/19/2010		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Indonesia		W00201000054 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Israel		203081 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
India		58/KOLNP/2010 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Japan		516175/10 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
South Korea		10-2010-7002535 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Mexico		MX/A/2010/000323 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Malaysia		PI2010000053 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Nicaragua		2010/0001 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Norway		08781434.9 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
New Zealand		582420 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Philippines		10-2010-500060 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Singapore		201000095-8 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Ukraine		201001286 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
United States		12/168,331 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
Vietnam		1-2009-02869 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
United States		PCT/US2008/069318 07/07/2008		Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	N/A
South Africa	2010/0921	2010/0921 07/07/2008	4/28/2011	Novel crystals and process of making 5-({[2-amino-3-(4-carbamoyl-2,6-dimethyl-phenyl)-propionyl]-[1-(4-phenyl-1h-imidazol-2-yl)-ethyl]-amino}-methyl)-2-methoxy-benzoic acid	[*]
Argentina		P090104133 10/27/2009		Process for the Preparation of Protected L-Alanine Derivatives	N/A
Taiwan		98136147 10/26/2009		Process for the Preparation of Protected L-Alanine Derivatives	N/A
US		12/606,730 10/27/2009		Process for the Preparation of Protected L-Alanine Derivatives	N/A
Australia	2009233679	2009233679 11/05/2009	9/8/2011	Compounds as Opioid Receptor Modulators	[*]
Australia		2011202364 5/20/2011		Compounds as Opioid Receptor Modulators	N/A
Brazil		PI0309708-0 04/17/2003		Compounds as Opioid Receptor Modulators	N/A
Canada	2483662	2483662 04/17/2003		Compounds as Opioid Receptor Modulators	[*]
PRC	ZL03815199.5	200810086599 04/17/2003	10/6/2012	Compounds as Opioid Receptor Modulators	[*]

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
PRC		3815200 04/17/2003		Compounds as Opioid Receptor Modulators	[*]
Colombia	4120039	4120039 04/17/2003		Compounds as Opioid Receptor Modulators	[*]
Colombia	04120039A	04120039A 2/13/2009	6/25/2010	Compounds as Opioid Receptor Modulators	[*]
Colombia	04120039B	04120039B 2/13/2009	8/28/2010	Compounds as Opioid Receptor Modulators	[*]
Colombia		04120039C 2/13/2009		Compounds as Opioid Receptor Modulators	N/A
EPO	1499313	3719806 04/17/2003	07/07/2011	Compounds as Opioid Receptor Modulators	[*]
EPO		10180687.5 4/17/2003		Compounds as Opioid Receptor Modulators	N/A
Hong Kong		11107444.4 7/18/2011		Compounds as Opioid Receptor Modulators	N/A
Croatia		P20041014 04/17/2003		Compounds as Opioid Receptor Modulators	N/A
Indonesia		W00200703271 04/17/2003		Compounds as Opioid Receptor Modulators	N/A
Indonesia	P0028365	W00200402406 04/17/2003	05/26/2011	Compounds as Opioid Receptor Modulators	[*]
Israel		197642 04/17/2003		Compounds as Opioid Receptor Modulators	N/A
Israel	164910	164910 04/17/2003	11/1/2011	Compounds as Opioid Receptor Modulators	[*]
India		853/KOLNP/08 04/17/2003		Compounds as Opioid Receptor Modulators	N/A
India	1727/KOLNP/04	04/17/2003	07/23/2008	Compounds as Opioid Receptor Modulators	[*]
Japan		500872/04 04/17/2003		Compounds as Opioid Receptor Modulators	N/A
S Korea		10-2004-7017395 04/17/2003		Compounds as Opioid Receptor Modulators	N/A
Sri Lanka		US03/11872 04/17/2003		Compounds as Opioid Receptor Modulators	N/A
Mexico		MX/A/2007/013630 04/17/2003		Compounds as Opioid Receptor Modulators	N/A
Mexico	253361	PA/A/2004/011947 04/17/2003	01/14/2008	Compounds as Opioid Receptor Modulators	[*]
Norway		20045159 04/17/2003		Compounds as Opioid Receptor Modulators	N/A

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
New Zealand	561795	04/17/2003	08/13/2009	Compounds as Opioid Receptor Modulators	[*]
New Zealand		575640 04/17/2003		Compounds as Opioid Receptor Modulators	N/A
Philippines	1-2004-501742	04/17/2003	09/22/2009	Compounds as Opioid Receptor Modulators	[*]
Poland		374053 04/17/2003		Compounds as Opioid Receptor Modulators	N/A
Poland		374053	9/22/2009	Compounds as Opioid Receptor Modulators	N/A
Russia	2332411	2004131829 04/17/2003	08/27/2008	Compounds as Opioid Receptor Modulators	[*]
Singapore	200406282-4	04/17/2003	11/30/2006	Compounds as Opioid Receptor Modulators	[*]
Ukraine		200902108 04/17/2003		Compounds as Opioid Receptor Modulators	N/A
Ukraine	20041109807	20041109807 04/17/2003	09/10/2009	Compounds as Opioid Receptor Modulators	[*]
US	7,041,681	10/400,006 03/26/2003	05/09/2006	Compounds as Opioid Receptor Modulators	[*]
US	7,202,381	11/079,573 03/14/2005	04/10/2007	Compounds as Opioid Receptor Modulators	[*]
US	7,659,402	11/242,763 10/04/2005	02/09/2010	Compounds as Opioid Receptor Modulators	[*]
PCT		PCT/US2003/11872 04/17/2003		Compounds as Opioid Receptor Modulators	N/A
SA	2004/9554	04/17/2003	07/26/2006	Compounds as Opioid Receptor Modulators	[*]
Argentina		P050101007 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Australia	2005224091	2005224091 03/15/2005	5/17/2012	Compounds as Opioid Receptor Modulators	[*]
Brazil		2005224091 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Canada		2560047 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Chile		2005-0557 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
PRC		200580014571.X 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Colombia		6093425 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Costa Rica		8655 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Eurasia		PCT/US2005/008339 03/15/2005		Compounds as Opioid Receptor Modulators	N/A

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Ecuador		SP-06-6856 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Egypt		861/2006 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
EPO	1725537	5728171.9 03/15/2005	07/13/2011	Compounds as Opioid Receptor Modulators	[*]
HK	HK1099016	7105593 03/15/2005	5/4/2012	Compounds as Opioid Receptor Modulators	[*]
HK		7111210 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Indonesia		W00200602542 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Israel		178040 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
India		2981/KOLNP/06 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Japan	4778954	503986/07 03/15/2005	07/08/2011	Compounds as Opioid Receptor Modulators	[*]
S Korea		10-2006-7021231 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Sri Lanka		PCT/US2005/008339 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Mexico		PA/A/2006/010642 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Malaysia		PI20051060 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Nicaragua		PCT/US2005/008339 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Norway		20064660 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
New Zealand		549842 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Philippines		1-2006-501823 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Singapore	125535	200606297-0 03/15/2005	03/31/2009	Compounds as Opioid Receptor Modulators	[*]
Taiwan		94107612 03/15/2005		Compounds as Opioid Receptor Modulators	N/A
Ukraine	86053	A200609824	03/25/2009	Compounds as Opioid Receptor Modulators	[*]
US	7,741,356	11/079,647 03/14/2005	6/22/10	Compounds as Opioid Receptor Modulators	[*]

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
US	7,786,158	11/877,747 10/24/2007	8/31/10	Compounds as Opioid Receptor Modulators	[*]
US		12/838,825	11/22/11	Compounds as Opioid Receptor Modulators	N/A
VIETNAM		1-2006-01521		Compounds as Opioid Receptor Modulators	N/A
PCT		PCT/US2005/008339 03/14/2005		Compounds as Opioid Receptor Modulators	N/A
SA	2006/8587		01/30/2008	Compounds as Opioid Receptor Modulators	[*]
United Arab Emirates		405/2011 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Argentina		P0104133 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Australia		2009320156 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Brazil		P10920834-8 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Canada		2741790 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Chile		936/11 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
PRC		200980153642.2 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Columbia		11051582 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Costa Rica		N/A		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Eurasia Patent Convention		201170618 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Ecuador		SP-11-011008 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Egypt		N/A		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
European Patent Convention		09752026.6 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Honduras		2011-001186 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Indonesia		WO201101496 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Israel		212464 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
India		1699/KOLNP/2011 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Japan		2011-534675 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
S. Korea		10-2011-7011699 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Mexico		MX/A/2011/004393 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Nicaragua		2011-000078 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
New Zealand		592415 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Peru		939 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Philippines		1-2011-500818 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Singapore		201102907-1 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Taiwan		98136147 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Ukraine		201106621 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
United States		61/108,649 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
US		12/606,730 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
PCT		WO/2010062590 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
South Africa		2011/03881 10/27/2009		PROCESS FOR THE PREPARATION OF PROTECTED L-ALANINE DERIVATIVES	N/A
Armenia	015512	200701978 3/6/2006	8/30/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS
Armenia	014366	200701979 3/6/2006	10/29/2010	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Argentina		P060100973 3/14/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Australia		2006223394 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Azerbaijan	015512	200701978 3/6/2006	8/30/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Azerbaijan	014366	200701979 3/6/2006	10/29/2010	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Brazil		PI0607793-5 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Brazil		PI0607792-7 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Belarus	015512	200701978 3/6/2006	8/30/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Belarus	014366	200701979 3/6/2006	10/29/2010	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Canada		2601481 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Canada		2601674 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Chile		0570/06 3/14/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
China, People Republic	ZL200680016371.2	200680016371.2 3/6/2006	2/2/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Colombia		07095843 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Costa Rica		9438 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Costa Rica		9437 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Eurasian Procedure	015512	200701978 3/6/2006	8/30/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Eurasian Procedure	014366	200701979 3/6/2006	10/29/2010	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Ecuador		07-7737 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Ecuador		07-7738 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Egypt		PCT963/2007 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Egypt		PCT/962/2007 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
European Procedure		06737611.1 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
European Procedure		06737413.2 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Hong Kong		08106447.8 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Indonesia		W00201004600 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Indonesia		WO021014599 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Indonesia		W00201004601 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Indonesia		W00200702971 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Indonesia	ID0027689	W00200702972 3/6/2006	3/03/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Israel		209402 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Israel		185972 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
India		3419/KOLNP/07 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
India		3420/KOLNP/07 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Japan		501919/08 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Japan		501912/08 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Kirghizistan		200701978 015512		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Kirghizistan		200701979 014366		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
S. Korea		10-2007-7022664 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
S. Korea		10-2007-7023282 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Kazakhstan	015512	200701978 3/6/2006	8/30/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Kazakhstan	014366	200701979 3/6/2006	10/29/2010	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Sri Lanka		PCT/US2006/008450 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Sri Lanka		PCT/US2006/008240 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
Moldova Republic	015512	200701978 3/6/2006	8/30/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Moldova Republic	014366	200701979 3/6/2006	10/29/2010	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Mexico		MX/A/2007/011412 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Malaysia		PI200611103/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Nicaragua		2007-000237 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Nicaragua		2007-000238 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Norway		PCT/US2006/008450 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Norway		20075268 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
New Zealand		590570 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
New Zealand		561440 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
New Zealand		561439 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Philippines		1-2007-502013 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Russian Federation	015512	200701978 3/6/2006	8/30/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Russian Federation	014366	200701979 3/6/2006	10/29/2010	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Tadjikistan	015512	200701978 3/6/2006	8/30/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Tadjikistan	014366	200701979 3/6/2006	10/29/2010	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Turkmenistan	015512	200701978 3/6/2006	8/30/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Turkmenistan	014366	200701979 3/6/2006	10/29/2010	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Taiwan		95108512 3/14/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
Ukraine		200710566/M 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

CO	Patent Number	Serial No.	Issue Date	Title	Estimated Expiration Date
US	7629488	11/368564 3/6/2006	12/8/2009	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Vietnam	9934	1-2007-01842 3/6/2006	12/20/2011	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
Vietnam	8778	1-2007-01841 3/6/2006	10/4/2010	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
PCT		PCT/US2006/008450 3/6/2006		PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	N/A
S Africa	2007/8810	2007/8810 3/6/2006	1/28/2009	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]
S Africa	2007/8809	2007/8809 3/6/2006	3/25/2009	PROCESS FOR THE PREPARATION OF OPIOID MODULATORS	[*]

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

SCHEDULE 5.2(d)

LOCATION OF COLLATERAL

3900 Paramount Parkway, Suite 150
Morrisville, NC 27560

300 North Third Street
Wilmington, NC 28401

SCHEDULE 5.3

LITIGATION

None.

SCHEDULE 5.11

PRODUCTS AND REQUIRED PERMITS

1.  PRODUCTS
a.  PPD-10558
b.  JNJ-32729463
c.  JNJ-27018966

2.  REQUIRED PERMITS
a.  The following regulatory applications for performing human clinical trials:
(i)   PPD10558 - IND No. 76,475
(ii)  JNJ-32729463 - IND No. 102,844 (Tablets), IND No. 107,488 (IV); CTA No. 61-3910-4036748
         (Germany), CTA No. 73/UR/CEBK/01/11 (Poland), Protocol Reference No. EC267853/11 (Chile)
(iii) JNJ-27018966 - IND No. 79,214

SCHEDULE 6.14

POST CLOSING OBLIGATIONS

Borrowers shall satisfy and complete each of the following obligations, or provide Agent each of the items listed below, as applicable, on or before the date indicated below, all to the satisfaction of Agent in its sole and absolute discretion:

(a)           By not later than 10 days after the Restatement Date, deliver to Agent an amendment to that certain Landlord’s Waiver and Consent, dated as of August 18, 2011, by and among PPD Development, LP, Furiex Pharmaceuticals, Inc. and Agent in form and substance satisfactory to Agent.

Borrower’s failure to complete and satisfy any of the above obligations on or before the date indicated above, or Borrower’s failure to deliver any of the above listed items on or before the date indicated above, shall constitute an immediate an automatic Event of Default.]

SCHEDULE 7.4

INDEBTEDNESS AS OF THE RESTATEMENT DATE

None.

SCHEDULE 7.7

INVESTMENTS AS OF THE RESTATEMENT DATE

See the Collateral Accounts listed on Schedule 5.2(a) hereto.

Furiex Pharmaceuticals, Inc. has the following subsidiaries:
•	100% membership interest in APBI Holdings, LLC, a North Carolina limited liability company
•	100% membership interest in Development Partners, LLC, a Delaware limited liability company
•	500,000 shares of common stock of GenuPro, Inc. a North Carolina corporation representing 100% of its issued and outstanding shares